                                                                   EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG


                               CASA OLE EAST, LTD.
                                    AS BUYER,

                                       AND

                           MEXICAN RESTAURANTS, INC.,
                                  AS GUARANTOR,

                           CASA OLE OF BEAUMONT, INC.,
                         CASA OLE OF LAKE CHARLES, INC.,
                        HARKEN REAL ESTATE COMPANY, INC.,
                    CRAZY JOSE'S RESTAURANT GROUP, INC., AND
                         CRAZY JOSE'S FRANCHISING, INC.,
                                   AS SELLER,

                                       AND

                         THOMAS L. AND MELBA HARKEN AND
                         VICTOR M. AND DOLORES GONZALEZ,
                                 AS SHAREHOLDERS


                               SEPTEMBER 25, 2003

                                Table of Contents

                                                                                                                 Page
ARTICLE 1 BASIC TRANSACTION.......................................................................................1
1.1      Definitions..............................................................................................1
1.2      Purchase and Sale of Restaurant Assets...................................................................2
         1.2.1    Owned Real Property.............................................................................2
         1.2.2    Fixtures and Improvements.......................................................................2
         1.2.3    Equipment.......................................................................................2
         1.2.4    Licenses and Permits............................................................................2
         1.2.5    Restaurant Intellectual Property................................................................2
         1.2.6    Goodwill........................................................................................2
         1.2.7    Contracts.......................................................................................2
         1.2.8    Inventories.....................................................................................2
         1.2.9    Leases..........................................................................................2
         1.2.10   Claims, Rights, Etc.............................................................................2
         1.2.11   Computers.......................................................................................3
         1.2.12   Personal Goodwill; Characters...................................................................3
         1.2.13   Other Tangibles.................................................................................4
         1.2.14   Acknowledgement of Franchisor Interests.........................................................4

1.3      Purchase Price...........................................................................................4
         1.3.1    Seller Allocation...............................................................................4
         1.3.2    Note Allocation.................................................................................4
         1.3.3    Adjustment for Cash.............................................................................4
1.4      Assumption of Liabilities................................................................................5
1.5      Prorations 1.3.1.........................................................................................5
1.6      Purchase Price Allocation................................................................................6
1.7      Royalty Interests........................................................................................6

ARTICLE 2 CLOSING; TERMINATION....................................................................................6
2.1      Closing Date.............................................................................................6
2.2      Deliveries at the Closing................................................................................6
2.3      Conditions to Buyer's Obligations to Close...............................................................7
2.4      Conditions to Seller's Obligations to Close.............................................................11
2.5      Termination.............................................................................................13
2.6      Effect of Termination...................................................................................14

ARTICLE 3 REPRESENTATIONS AND WARRANTIES.........................................................................14
3.1      Representations and Warranties of Seller and Shareholders...............................................14
         3.1.1    Organization...................................................................................14
         3.1.2    Authority Relative to This Agreement; Non-Contravention........................................15
         3.1.3    Financial Statements...........................................................................16
         3.1.4    Absence of Certain Changes.....................................................................16
         3.1.5    Litigation.....................................................................................16
         3.1.6    Broker's or Finder's Fees......................................................................16
         3.1.7    Subsidiaries...................................................................................17
         3.1.8    Benefit Plans..................................................................................17

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
         3.1.9    Compliance with Laws...........................................................................17
         3.1.10   Contracts; Debt Instruments....................................................................17
         3.1.11   Properties.....................................................................................18
         3.1.12   Intellectual Property..........................................................................18
         3.1.13   Certain Employee Matters.......................................................................19
         3.1.14   Insurance......................................................................................19
         3.1.15   Taxes..........................................................................................20
         3.1.16   Promotions.....................................................................................20
         3.1.17   Inventory......................................................................................20
         3.1.18   Permits........................................................................................20
         3.1.19   Disclosure.....................................................................................20
3.2      Representations and Warranties of the Buyer and Guarantor...............................................20
         3.2.1    Organization and Qualification of the Buyer and Guarantor......................................20
         3.2.2    Authorization of Transaction...................................................................21
         3.2.3    Noncontravention...............................................................................21
         3.2.4    Continuity of Business.........................................................................21
         3.2.5    SEC Filings....................................................................................22

ARTICLE 4 PRE-CLOSING COVENANTS..................................................................................22
4.1      General...............................................................................................  22
4.2      Notices and Consents....................................................................................22
4.3      Full Access.............................................................................................23
4.4      Confidentiality.........................................................................................23
         4.4.1    Confidential Information.......................................................................23
         4.4.2    Press Releases and Announcements...............................................................24
4.5      Communication with Seller's Employees...................................................................24
4.6      Removal of Excluded Assets..............................................................................24
4.7      Risk of Loss............................................................................................24
4.8      Delivery of Information to Buyer........................................................................24
4.9      Delivery of Information by Seller.......................................................................25
4.10     Title...................................................................................................26
4.11     No Shop.................................................................................................27

ARTICLE 5 POST-CLOSING COVENANTS.................................................................................27
5.1      General.................................................................................................27
5.2      Covenant Not to Compete and Confidentiality.............................................................27
         5.2.1    Restrictive Covenants..........................................................................28
         5.2.2    Definitions....................................................................................28
         5.2.3    General........................................................................................29
         5.2.4    Ancillary to Enforceable Agreements............................................................29
         5.2.5    Non-Competition................................................................................29
         5.2.6    Solicitation of Customers......................................................................29
         5.2.7    Solicitation of Transactions...................................................................29
         5.2.8    Reformation....................................................................................29
         5.2.9    Approved Transactions..........................................................................30
         5.2.10   Survival.......................................................................................30
         5.2.11   Remedies.......................................................................................30

         5.2.12   Miscellaneous..................................................................................30
         5.2.13   Confidentiality of Information.................................................................30
         5.2.14   Enforcement....................................................................................31
         5.2.15   Notice and Cure................................................................................32
         5.2.16   Miscellaneous..................................................................................32
5.3      Employees...............................................................................................32
5.4      Litigation Support......................................................................................32
5.5      Texas Certificate of No Tax Due.........................................................................33
5.6      Amendment to Articles of Incorporation; Change of Name .................................................33

ARTICLE 6 REMEDIES FOR BREACH OF AGREEMENT.......................................................................33
6.1      Indemnification Provisions for Benefit of the Buyer.....................................................33
6.2      Indemnification Provisions for Benefit of the Seller and Shareholders...................................33
6.3      Procedures for Matters Involving Third Parties..........................................................34
6.4      Limitation of Representations and Warranties............................................................35
         6.4.1    Condition of the Business and Property.........................................................35
         6.4.2    Limitation.....................................................................................36
6.5      Threshold...............................................................................................36
6.6      Limitation on Liability.................................................................................36
6.7      Miscellaneous...........................................................................................36
6.8      Survival................................................................................................37

ARTICLE 7 MISCELLANEOUS..........................................................................................37
7.1      Entire Agreement........................................................................................37
7.2      No Third-Party Beneficiaries............................................................................37
7.3      Succession and Assignment...............................................................................37
7.4      Notices.................................................................................................37
7.5      Amendments and Waivers..................................................................................38
7.6      Severability............................................................................................38
7.7      Construction............................................................................................39
7.8      Independent Obligations.................................................................................39
7.9      Expenses................................................................................................39
7.10     Headings................................................................................................39
7.11     Time....................................................................................................39
7.12     Legal Representation....................................................................................39
7.13     Counterparts............................................................................................40
7.14     Facsimile Signatures....................................................................................40
7.15     Governing Law...........................................................................................40
7.16     Dispute Resolution......................................................................................40
7.17     Survival of Representations, Warranties and Covenants...................................................41
7.18     Solicitation of Employees...............................................................................41

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is made and entered into effective as of, September 25, 2003 (the "Effective Date") by and among Casa Ole East, Ltd., a Texas limited partnership (the "Buyer"), and Mexican Restaurants, Inc. (the "Guarantor"), and Casa Ole of Beaumont, Inc., Casa Ole of Lake Charles, Inc., Harken Real Estate Company, Inc., Crazy Jose's Restaurant Group, Inc., and Crazy Jose's Franchising, Inc., each a Texas corporation (collectively, the "Seller"), and Melba and Thomas L. Harken, individually, and Victor M. and Dolores Gonzalez, individually (collectively, the "Shareholders").

                                    RECITALS

         A. The Seller is engaged in the business of operating Casa Ole and Crazy Jose restaurants at various locations in Texas and Louisiana (the "Restaurants"). The Casa Ole Restaurants are each operated under a Protected Location Franchise Agreement with Casa Ole Franchise Services, Inc. or any successor(s) thereto (the "Franchisor"). Certain Seller owned and certain Seller leased real property and improvements that are used in connection with the Restaurant Business (collectively, such owned interests are referred to as the "Owned Real Property" and such leasehold interests are referred to as the "Leased Real Property", and collectively, such Owned Real Property and Leased Real Property are referred to as the "Real Property").

         B. This Agreement contemplates a transaction pursuant to which (i) the Buyer will purchase all or substantially all of the assets (including goodwill) associated with the Restaurants from the Seller in return for cash (and the assumption of certain liabilities, including but not limited to the leases of Leased Real Property) and Notes, (ii) the Buyer will purchase the Owned Real Property from the Seller that is the owner of such Real Property in return for cash and Notes, and (iii) Buyer will purchase certain personal goodwill from the Shareholders in return for cash and promissory notes.

         NOW THEREFORE, in consideration of the Recitals, and the mutual benefits to be derived hereunder, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1
                                BASIC TRANSACTION

         1.1 DEFINITIONS. Unless otherwise stated in this Agreement, capitalized terms used in this Agreement shall have the meaning set forth in Exhibit 1.1 attached to this Agreement. Unless the context shall require otherwise: (a) words importing the singular number or plural number shall include the plural number and singular number respectively; (b) words importing the masculine gender shall include the feminine and neuter genders and vice versa; (c) reference to "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation"; (d) reference in this Agreement to "herein," "hereby" or "hereunder," or any similar formulation, shall be deemed to refer to this Agreement as a whole, including all Exhibits and Schedules to this Agreement; (e) reference to "and" and "or" shall be deemed to mean "and/or"; (f) references to Articles and Sections refer to Articles and Sections of this Agreement; and (g) references to Exhibits and Schedules are to the Exhibits and Schedules attached to this Agreement, each of which is made a part hereof for all purposes.

         1.2 PURCHASE AND SALE OF RESTAURANT ASSETS. On and subject to the terms and conditions of this Agreement, and in consideration of the delivery of the Purchase Price to Seller and Shareholders and the assumption of the Assumed Liabilities by Buyer, the Seller agrees to sell, assign, transfer, convey, and deliver to the Buyer, and the Buyer agrees to purchase and acquire from the Seller, at the Closing, all of the Restaurant Assets free and clear of all liens, claims, and encumbrances, subject to Permitted Encumbrances. For purposes hereof, the term "Restaurant Assets" means all assets and property rights of any kind or character, wherever located, whether tangible or intangible (including goodwill), whether or not reflected on the Seller's books or records, currently used by the Seller in connection with the Restaurant Business, as further described in the following clauses 1.2.1 through 1.2.13, as they exist on the Closing Date; provided, however, that the Restaurant Assets shall not include the excluded assets listed on Exhibit 1.2 ("Excluded Assets"):

                  1.2.1 "OWNED REAL PROPERTY" shall mean the parcels of Owned Real Property described by metes and bounds or other legal description, including the Restaurant sites and adjacent properties, as set forth in
         Exhibit 1.2.1;

                  1.2.2 "FIXTURES AND IMPROVEMENTS" shall mean all Fixtures and Improvements owned by Seller and located on the Real Property;

                  1.2.3 "EQUIPMENT" shall mean all Equipment owned by Seller and located on the Real Property;

                  1.2.4 "LICENSES AND PERMITS" shall mean all right, title and interest of Seller in, to and under all Licenses and Permits relating to the Restaurant Business or to all or any of the Restaurant Assets, but only to the extent such Licenses and Permits are transferable under applicable law. Seller and Buyer understand that Seller's liquor, beer and wine permits are not transferable, and nothing in this Agreement shall obligate Seller to permit Buyer to operate after Closing under such permits and Buyer agrees it will not attempt to do so;

                  1.2.5 "RESTAURANT INTELLECTUAL PROPERTY" shall mean all of Seller's and the Shareholders' right, title and interest in and to Restaurant Intellectual Property;

                  1.2.6 "GOODWILL" shall mean all of Seller's and the Shareholders' right, title and interest in and to the goodwill of the Restaurant Business;

                  1.2.7 "CONTRACTS" shall mean all right, title and interest of Seller in, to and under the Contracts, and all rights (including rights of refund and offset), privileges, deposits, claims, causes of action and options relating or pertaining to the Contracts;

                  1.2.8 "INVENTORIES" shall mean all Inventories of Seller and of the Big Thicket Social Club;

                  1.2.9 "LEASES" shall mean Seller's leasehold estate as tenant under the Leases of the Leased Real Property ("Leased Real Property") listed in Exhibit 1.2.9;

                  1.2.10 "CLAIMS, RIGHTS, ETC." shall mean all rights to insurance claims for property damage, prior to closing, to the Restaurant Assets under Seller's property casualty insurance in effect prior to closing, if, and to the extent assignable and/or transferable, the benefit of and the right to enforce the covenants and warranties, if any, that Seller is entitled to enforce with respect to the Restaurant Assets against Seller's predecessors in title to the Restaurant Assets. This clause does not apply to Excluded Assets.

                  1.2.11 COMPUTERS. All right, title and interest of Seller in computer equipment and hardware, including, without limitation, all cash registers, all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, and any and all parts and appurtenances thereto, together with all right, title and interest of Seller in all Intellectual Property used by the Seller in the operation of such computer equipment and hardware, including, without limitation, all software, all of Seller's rights under any licenses related to the Seller's use, at any time, of such computer equipment, hardware or software, and all leases pursuant to which Seller leases any computer equipment, hardware or software; insofar and only insofar as any of the foregoing are used in a Restaurant or otherwise in connection with the Restaurant Business;

                  1.2.12 PERSONAL GOODWILL; CHARACTERS. All right, title and interest of Seller and the Shareholders in and to, including the use and portrayal of, all characters previously used to promote the Restaurant Business, including all scripts, names, tapes, videos, sketches, including the names and concepts "Poppee," "Crazy Jose's", "Grandson", (Seller to deliver, at Closing, a letter of consent from the applicable Shareholders' family members (grandchildren) to the Intellectual Property transfers contemplated in this Agreement) "Snap of the Finger Magic", "Gatorman", "Whiporito", "Caricatures (on restaurant walls or in commercial advertisements)" and all similar such commercial advertisements, together with all goodwill associated therewith (collectively the "Character"). Each Seller and each Shareholder specifically acknowledge and agree that this Section 1.2.12 specifically contemplates the sale to Buyer of the "Poppee" character (Thomas L. Harken) and all mannerisms and other identifying characteristics related to the Character and all goodwill associated therewith, and that from and after the Closing, neither the Seller nor the Shareholders shall have any right to use such Character, whether in promoting a business or otherwise. Personal goodwill shall not include the personal goodwill of the children or grandchildren of Thomas L. Harken or Victor M. Gonzalez, nor rights to the use of the names of Thomas L. or Melba Harken or such children or grandchildren, except that Buyer shall be entitled to use and at Closing shall be conveyed the use of all existing advertisements related to the Restaurant Business which have such persons, children or grandchildren or such names in them, for a period of two (2) years after Closing. Nothing in this Agreement shall obligate such children or grandchildren or Thomas
         L. Harken or Victor M. Gonzalez to perform any service for or to agree to any additional use of their images beyond that which is specifically contemplated herein, or to restrict or to limit in any way their future activities or the use by them or their licensees of their names and images in any endeavor of any kind or type except as expressly provided in Section 5.2 as to Thomas L. and Melba Harken. Seller shall retain and Buyer shall not be entitled to use the name "Harken Real Estate Company" or any derivatives thereof; and

                  1.2.13 OTHER TANGIBLES. All right, title and interest of Seller in, to and under all rights, privileges, claims, causes of action, and options relating or pertaining to the foregoing Restaurant Assets.

                  1.2.14 ACKNOWLEDGEMENT OF FRANCHISOR INTERESTS. As elsewhere stated, the parties acknowledge and agree that Seller's assets being sold under this Agreement are assets used in connection with, both, franchised and licensed (Casa Ole) and non-franchise owned restaurant businesses. The parties agree that nothing in this Agreement is intended to assert claim, right or title to any of the Marks or proprietary System or the goodwill associated with the Marks or System of the Franchisor, Casa Ole Franchise Services, Inc. as set forth in the Casa Ole Franchise Agreements and that any reference in this Agreement to the assets of Seller specifically exclude any and all assets of the Franchisor.

         1.3 PURCHASE PRICE. As full and complete consideration for the sale and transfer of the Restaurant Assets to the Buyer, the noncompetition covenants of the Shareholders contained herein, and the sale and transfer of the personal goodwill of the Shareholders to the Buyer, the Buyer shall pay and deliver to the Seller and the Shareholders at the Closing the aggregate amount of $13,750,000, which amount shall be allocated in accordance with Section 1.6 and shall be payable at Closing in the following manner:

                  1.3.1 SELLER ALLOCATION. The portion of the Purchase Price allocated to Seller shall be payable to Seller all in cash ($10,750,000.00) at Closing by wire transfer or delivery of other immediately available funds.

                  1.3.2 NOTE ALLOCATION. The Three Million Dollars ($3,000,000.00) portion of the Purchase Price allocated to the Shareholders shall be paid at Closing in the form of Promissory Notes ("Notes") executed by Buyer. The forms, principal and interest amounts, payees and amortization of the Notes shall be as set forth on Exhibit
         1.6 A. with note forms 1.3.2 A, B, C, D and E are attached. Guarantor agrees to execute and deliver a guaranty of such Notes in the form set forth in Exhibit 1.6 B. If requested to do so, the Shareholders shall agree in writing to subordinate payment obligations under the Notes to obligations to Buyer's lenders under such terms as Buyer, Shareholders and Buyer's lender shall reasonably agree; provided that in no event shall the obligations under the Notes be required to be subordinated to obligations exceeding $10,000,000.00 plus interest and collection costs. Buyer and Guarantor understand and agree that the Notes are negotiable, and without limitation may be distributed or assigned by the initial entity payees to owner(s) of the entity.

                  1.3.3 ADJUSTMENT FOR CASH. The Purchase Price shall be increased on a dollar-for-dollar basis in respect of (i) all cash and cash equivalents physically present in the Restaurants on the Closing Date, and (ii) all deposits and pre-paid items that relate to Assumed Liabilities (such as security deposits for the Leases) or the Restaurant Assets that are transferred to Buyer hereunder. The deposits owned by Seller are set forth on Schedule 1.3.3 attached hereto. Seller shall report the amounts of such items on per-Restaurant basis and Seller and Shareholders shall certify such report to Buyer at Closing. The adjustment for such items shall be paid in cash to Seller within sixty (60) days after Seller reports the amounts of such items to Buyer. The Purchase Price shall be decreased by any outstanding gift certificates and catering credits sold by Seller prior to Closing, to the extent not redeemed by the purchasers of same, prior to Closing. At Closing, Seller shall certify, to Seller's best information and belief, to Buyer the cash equivalent amount of such unredeemed gift certificates and catering credits, which amount shall be applied as a credit to Buyer on the sooner of (i) when verified or (ii) at the final adjustment within sixty (60) days of Closing.

         1.4 ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities (as listed on Exhibit 1.4) at the Closing. The Guarantor agrees to guarantee such assumption and to execute and deliver at closing the guaranty thereof in the form set forth in Exhibit 1.6 B. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or liability of the Seller not included within the definition of Assumed Liabilities, including all Excluded Liabilities. The Guarantor agrees to execute and deliver direct guaranties of the Assumed Liabilities to the Lessors and other parties to such Assumed Liabilities as may be reasonably required by such Lessors and other parties to comply with the conditions for assignment and assumption thereof and as may be reasonably required to obtain reasonable consents to the assignments and assumptions and releases of Seller and Shareholders.

         1.5 PRORATIONS.

         (a) Seller shall be responsible for and shall pay all personal property taxes, ad valorem taxes and assessments which are past due or have become due with respect to any of the Restaurant Assets or the Real Property on or before the Closing Date, together with any penalty or interest thereon. The Seller and Buyer shall cause to be prorated through the Closing Date all (i) applicable personal property taxes and ad valorem taxes arising with respect to the Restaurant Assets or the Real Property for the current assessment period and
(ii) accrued vacation attributable to Seller's employees (and hired by Buyer) and not yet due or paid as of the Closing Date. Seller shall, at Closing, pay Buyer an amount equal to the Seller's prorated portion of such taxes and/or accrued vacation, and Buyer thereafter shall timely pay such amount to the appropriate taxing authority or employee, respectively. If current tax bills are not available as of the Closing Date, the prior year's tax bills will be used for purposes of making a tentative proration at the Closing, and a final proration shall be made promptly when the current tax bills are received. The Seller shall (and the Shareholders shall cause Seller to) remit any additional amounts due to Buyer within sixty (60) days of receipt of written notice thereof from Buyer (which notice shall include reasonable evidence of the taxes owed and a statement of the amount claimed of Seller). The Buyer shall remit to the Seller any excess amounts previously paid by Seller (as well as reasonable evidence of the taxes owed and a statement regarding the excess amounts) promptly upon receiving the current year's tax bills and determining the amount of such excess.

         (b) Except for insurance premiums on the policies being retained by Seller, at the Closing, all normal and customarily prorated items, including without limitation, maintenance fees and assessments, rent, prepaid Yellow Pages advertisements and other prepaid obligations and, to the extent available at Closing, utility services being continued to the Real Property, shall be prorated as of the Closing Date. Seller (or the landlord under any leases, as appropriate) shall be charged for and credited with all prorated items up to and including the Closing Date and Buyer shall be charged for and credited with all of same from and after the Closing Date.

         (c) Premiums for Seller's insurance will not be prorated since Buyer will not assume the coverage maintained by Seller. Buyer hereby acknowledges that Buyer will be solely responsible for obtaining Buyer's own insurance coverage.

         (d) If Buyer desires to have existing utility services continued to the Real Property after the Closing, Buyer shall use its reasonable efforts to make arrangements for such continuation, including advising the provider of such utility services of changes in billing name and address and paying security deposits, if any, are required by the provider of such utility services. Buyer shall be fully responsible and shall pay on time all utility charges after Closing. If Buyer shall not have completed all changes in billing from Seller to Buyer within fifteen (15) days after Closing, Seller may, after ten (10) days notice and opportunity to cure to Buyer, take actions it deems appropriate to absolve itself of further liability to the utility companies, including but not limited to instructions to terminate services. Whether existing utility services to the Real Property are continued or discontinued, all deposits held by the providers of such utility services shall be paid to Seller.

         (e) The provisions of this Section 1.5 shall survive the Closing.

         (f) Buyer and Seller shall share, co-equally, all real property/title company closing costs including, but not limited to, title insurance, surveys, filing fees and document preparation.

         1.6 PURCHASE PRICE ALLOCATION. The Purchase Price (and all other capitalizable costs) shall be allocated among (i) the Restaurant Assets (including goodwill), (ii) the Covenant Not to Compete and (iii) the personal goodwill in accordance with their relative fair market values as set forth on
Exhibit 1.6. Each of the Buyer, Seller and Shareholders agrees to use the allocations set forth on Exhibit 1.6 for purposes of all tax returns or statements filed with any taxing authority, including preparation of IRS Form 8594, and all financial accounting.

         1.7 ROYALTY INTERESTS. Seller's claims for royalties due from Buyer, specifically including Thomas L. Harken's royalties received from Buyer on the business operations in Lufkin and Nacogdoches, Texas, shall be terminated effective with the Closing.

                                   ARTICLE 2
                              CLOSING; TERMINATION

         2.1 CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of DiCecco, Fant and Burman, L.L.P., located at 1900 West Loop South, Suite 1100, Houston, Texas 77027, commencing at 9:00 a.m. local time on or before December 19, 2003, or such other location or time as the Parties may mutually determine (the "Closing Date"). All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed, except as the Parties otherwise mutually agree.

         2.2 DELIVERIES AT THE CLOSING. At the Closing:

                  (a) Seller and the Shareholders, as appropriate, will execute, acknowledge, and/or deliver (as appropriate) to the Buyer: (i) the various certificates, instruments, and documents referenced below in
         Section 2.3; (ii) evidence, satisfactory to the Buyer, that all consents, approvals and authorizations required for the consummation by the Seller of the transactions contemplated by this Agreement have been obtained; and (iii) assignments and other instruments of sale, transfer, and conveyance, including special warranty deeds conveying the Owned Real Property and Bills of Sale and Assignment assigning, conveying, and transferring the Buyer the Leased Real Property and other Restaurant Assets, all subject only to Permitted Encumbrances and in form and substance mutually agreed upon by Seller and Buyer.

                  (b) Buyer will execute, acknowledge, and/or deliver (as appropriate) to the Seller: (i) the various certificates, instruments, and documents referenced below in Section 2.4; (ii) the Purchase Price, pursuant to Section 1.3; (iii) an assumption of the Assumed Liabilities; and (iv) all such assignments, assumption agreements and other instruments of sale, transfer, and conveyance in form and substance mutually agreed upon by Seller and Buyer.

                  (c) As may be reasonably requested, Guarantor will execute and deliver to the Seller and Shareholders and others: (i) the various guaranties (other than the Guaranty in the form of Exhibit 1.6.B which has been agreed upon), certificates, instruments, and documents referred to in Sections 1.3, 1.4, and 2.4.

         2.3 CONDITIONS TO BUYER'S OBLIGATIONS TO CLOSE. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, any of which Buyer may waive by execution of a writing so stating at or prior to the Closing:

                  (a) the representations and warranties set forth in Section
         3.1 below shall be true and correct in all material respects at and as of the Closing Date;

                  (b) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (c) the Seller shall provide evidence satisfactory to the Buyer that there have been obtained all consents, approvals and authorizations required for the consummation by the Seller of the transactions contemplated by this Agreement for transfer of the Restaurant Assets;

                  (d) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Restaurant Assets, and no such injunction, judgment, order, decree, ruling, or charge shall be in effect;

                  (e) the Seller and Shareholders shall have delivered to the Buyer a certificate dated as of the Closing Date and executed by the chief executive officer of the Seller and each Shareholder to the effect that each of the conditions specified above in Section 2.3(a)-(d) is satisfied in all material respects;

                  (f) the Buyer shall have received all material authorizations, consents, and approvals of governments and governmental agencies necessary or appropriate in connection with consummating the transactions contemplated by this Agreement for transfer of the Restaurant Assets;

                  (g) the Buyer's due diligence investigation of the Seller as contemplated by Section 4.5 hereof shall have been completed to the satisfaction of Buyer no later than November 19, 2003 (the "Due Diligence Period");

                  (h) the Buyer shall have received the following in form and substance satisfactory to Buyer in Buyer's sole discretion with respect to each Equipment Lease:

                           (i) a written Assignment ("Assignment") of each Equipment Lease; and

                           (ii) a written consent of the lessors of said Equipment Lease approving same; provided however, in the event that Seller is not able to secure said consent prior to Closing and Buyer waives said requirement, Seller shall transfer to Buyer all equitable rights in said Equipment Lease.

                  (i) the Buyer shall have received the following in form and substance satisfactory to Buyer in Buyer's sole discretion with respect to each Lease:

                           (i) a written Assignment ("Assignment") of all Leases, executed by the Tenant or Lessee thereof with respect to each parcel of Leased Real Property;

                           (ii) a written consent of the Landlord or Lessor with respect to the Assignment of Tenant's or Lessee's leasehold interest with respect to each such Lease Agreement;

                           (iii) an Estoppel Agreement ("Estoppel") executed by Landlord or Lessor with respect to each Lease Agreement;

                           (iv) in the event of the existence of any lien, encumbrance, deed of trust or mortgage existing on or with respect to any parcel of Leased Real Property, a Non-Disturbance Agreement executed by such lien holder, encumbrancer or mortgagee;

                           (v) evidence reasonably satisfactory to Buyer that all Land and Improvements on each parcel of Leased Real Property is in compliance with all applicable zoning ordinances and other laws, rules and/or regulations governing the use of each such property;

                           (vi) evidence reasonably satisfactory to Buyer that each parcel of Leased Real Property is not in violation of any law, rule regulation or code, including without limitation all applicable environmental and/or hazardous substances laws, and all applicable building codes and ordinances, together with any other applicable law, ordinance, rule or regulation pertaining to or governing the ownership, occupancy and/or use of such property;

                           (vii) Buyer shall have received copies of Certificates of Occupancy with respect to all parcels of Leased Real Property evidencing lawful occupancy of each such parcel by Seller;

                           (viii)Buyer shall have received title commitments and title exception documents from the Title Company evidencing that there are no violations of deed restrictions or other recorded documents with respect to any such property and that there are no mortgages, liens, encumbrances or other matters of record which would, hinder or interfere with the current use and/or occupancy of any parcel of Leased Real Property which has not been satisfied to Buyer's sole satisfaction at or prior to Closing;

                           (ix) Buyer shall have received a survey of each parcel of Leased Real Property duly prepared or updated to a date not more than 60 days prior to Closing, together with a certificate executed by Seller at Closing certifying to Buyer that there have been no material changes with respect to the Land or the Improvements upon the Land constituting each parcel of Leased Real Property; and

                           (x) Buyer shall have received and approved all Closing documents including without limitation all deeds to the Owned Real Property, Assignments of Leases with respect to the Leased Real Property and any and all other documents, certificates, resolutions and agreements which may be necessary or appropriate to close and carry out the terms of the transaction set forth in this Agreement.

                  (j) Mr. Gonzalez shall have entered into an employment agreement with the Buyer in the form of Exhibit 2.3(j);

                  (k) there shall not have been any material adverse change in the financial condition, business of the Restaurants, or in the condition of the Restaurant Assets;

                  (l) the Seller shall have delivered to the Buyer a Certificate of Good Standing for each entity comprising the Seller issued by the State of Texas no more than thirty (30) days prior to Closing;

                  (m) all necessary director and shareholder resolutions, waivers and consents, and all other actions to be taken by the Seller and the Shareholders in connection with consummation of the transactions contemplated by this Agreement, and all certificates, instruments, and other documents required to effect the transactions contemplated hereby, including deeds and bills of sale, will be reasonably satisfactory in form and substance to the Buyer and its counsel;

                  (n) Buyer shall have received all keys to all locks on the Real Property;

                  (o) Buyer shall have received an Owner's Policy of Title Insurance underwritten by the Title Company in the amount of the Purchase Price allocated to the Owned Real Property issued by Title Company, insuring that Buyer is the owner thereof subject only to the Permitted Encumbrances and the standard printed exceptions included in a Texas standard form owner's policy of title insurance; provided, however, that (i) the standard exception for discrepancies, conflicts, or shortages in area shall be deleted except for "shortages in area", (ii) such policy shall have "None of Record" endorsed regarding restrictions except for restrictions that are Permitted Encumbrances, (iii) the rights of parties in possession shall be deleted, and (iv) the standard exception for taxes shall be limited to the year in which the Closing occurs, marked "not yet due and payable", and subsequent years and subsequent assessments for prior years due to change in land usage or ownership;

                  (p) Current certificate issued by company acceptable to Buyer reflecting that since the date of the searches furnished pursuant to
         Section 4.8(c) hereof no Uniform Commercial Code filings, chattel mortgages, assignments, pledges, or other encumbrances have been filed in the offices of the Secretary of State of the State of Texas or the County Clerk of each county where the Real Property is located, with reference to the Real Property;

                  (q) the Seller and the Shareholders shall have delivered or caused to be delivered the items referenced in Section 2.2(a);

                  (r) fee titles and all leasehold interests (if any) in and to all parcels of Owned Real Property and all leasehold interests in and to Leased Real Property shall be conveyed to Buyer at Closing free of all leases, tenants, lessees or other occupants, whether permitted or unpermitted, other than Permitted Encumbrances;

                  (s) Seller shall have delivered or be prepared to unconditionally deliver to Buyer at Closing possession of all parcels of Owned Real Property, Leased Real Property and all other restaurant assets free and clear of all liens, encumbrances, mortgages, restrictions, conditions and other matters affecting title/occupancy of the restaurant assets, subject only to the Permitted Encumbrances;

                  (t) a legal opinion from Seller's counsel, dated the date of Closing to the effect that:

                           (i) Each entity comprising Seller is a corporation validly existing and in good standing under the laws of the State of Texas (as to which opinion, such counsel may rely upon certificates from officials of the State of Texas) and each has all requisite power and authority to own its assets and to conduct the Business in the manner heretofore conducted;

                           (ii) The consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Seller and its Shareholders;

                           (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of, or be in conflict with provision of law, the Articles of Incorporation or Bylaws of each Seller;

                           (iv) No consent, approval, authorization, order, registration, declaration, filing or qualification by or with any court or governmental authority which has not been obtained is required of Seller under existing law to authorize the execution or delivery of this Agreement by Seller; and

                           (v) To the best of such counsel's knowledge, there is no action, suit, proceeding or investigation pending or threatened against Seller or any of their properties or assets which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

                  (u) Seller shall have provided Buyer with evidence satisfactory to Buyer that Seller has terminated its Equipment Lease with respect to its point of sale cash register system and that Seller has received title to said assets, free and clear of any liens, claims or encumbrances and that same are included as part of Restaurant Assets;

                  (v) Buyer and Seller recognize and agree that the facilitation/application of liquor licenses shall begin immediately subsequent to the Effective Date and continue cooperatively and expeditiously until completion. However, in the event that Buyer shall not have secured from the Texas Alcoholic Beverage Commission all wine, beer and liquor permits to sell beverages at each of the restaurant locations, Seller shall enter into a Interim Management Agreement and Interim Concession Agreement as to any location that Buyer does not have a required permit in the forms set forth as Exhibits 2.3(v)-1 and 2.3(v)-2 attached hereto and made a part hereof for all purposes; and

                  (w) Buyer, Guarantor, Seller and Shareholders shall have reached mutual agreement on all documents reasonably necessary for consummation of the transactions contemplated by this Agreement, including but not limited to the documents referred to in Sections 2.2(a), (b) and (c) and Sections 1.3.1 and 2.3(u) (exclusive of the Exhibits which have been agreed upon).


         2.4 CONDITIONS TO SELLER'S OBLIGATIONS TO CLOSE. The obligations of the Seller and the Shareholders to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, any of which Seller may waive by execution of a writing so stating, at or prior to the Closing:

                  (a) the representations and warranties set forth in Section
         3.2 below shall be true and correct in all material respects, at and as of the Closing Date;

                  (b) the Buyer and Guarantor shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                  (c) the Buyer and Guarantor shall provide evidence satisfactory to the Seller that there have been obtained all consents, certified copies of resolutions, approvals and authorizations required for the consummation by the Buyer and Guarantor of the transactions contemplated by this Agreement, including, but not limited to, the Notes, Guaranty and such other documentation arising in connection herewith;

                  (d) the Buyer and Guarantor shall have delivered to the Seller a certificate dated as of the Closing Date and executed by the authorized officer of the Buyer and Guarantor, respectively, to the effect that each of the conditions specified above in Section 2.4(a)-(c) is satisfied in all respects;

                  (e) all actions to be taken by the Buyer and Guarantor (as applicable) in connection with consummation of the transactions contemplated by this Agreement, and all certificates, instruments, and other documents required to effect the transactions contemplated hereby, will be reasonably satisfactory in form and substance to the Seller and its counsel;

                  (f) the Seller and the Shareholders shall have received (1) all consents to assignment of the Leases and (2) full releases of the Seller and the Shareholders from all liability after Closing under the Leases and guaranties thereof;

                  (g) The Guarantor shall have executed and delivered to the Seller and Shareholders guaranties of the Notes and Assumed Liabilities in the form attached as Exhibit 1.6 B hereto and the guaranties described in Section 1.4;

                  (h) the Buyer and Guarantor shall have executed (where applicable) and delivered or caused to be delivered the items referenced in Section 2.2(b) and (c);

                  (i) Buyer, Guarantor and Seller shall have reached mutual agreement on all documents reasonably necessary for consummation of the transactions contemplated by this Agreement, including, but not limited to, the documents (other than agreed upon exhibits attached hereto) referred to in Section 2.2(a), (b) and (c), and Sections 1.3.1 and 2.3(u) and the Subordination Agreement and the Change of Control provisions in the Notes referred to in Section 1.3.2;

                  (j) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Seller to sell the Restaurant Assets or (D) impose any Liability upon Seller based upon the sale or any action or inaction of Seller relating in any way to the sale, and no such injunction, judgment, order, decree, ruling, or charge shall be threatened or in effect;

                  (k) Buyer and Seller shall have reached mutual agreement on
         Exhibit 1.4;

                  (l) Seller and Shareholders shall have received from Buyer, as franchisor, or licensor (including but not limited to Guarantor and Casa Ole Franchise Services, Inc.) (excluding the mix license which has already been reissued to Marco Products, L.P.) terminations and full, complete and unconditional releases of Seller and the Shareholders for liabilities arising in connection with any franchise and/or license by or among them;

                  (m) A license agreement between Casa Ole Franchise Services, Inc. and Marco Products, L.P. shall have been consummated and executed by both parties;

                  (n) a legal opinion from Buyer's counsel, dated the date of Closing to the effect that:

                  (i) Each entity comprising Buyer and Guarantor are a limited partnership and corporation respectively, validly existing and in good standing under the laws of the State of Texas (as to which opinion, such counsel may rely upon certificates from officials of the State of Texas) and each has all requisite power and authority to own its assets and to conduct the Business in the manner heretofore conducted;

                  (ii) The consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Buyer and Guarantor;

                  (iii) The execution and delivery of this Agreement and the Guaranty and the consummation of the transactions contemplated hereby will not result in any violation of, or be in conflict with provision of law, the Articles of Incorporation or Bylaws of Buyer and Guarantor;

                  (iv) No consent, approval, authorization, order, registration, declaration, filing or qualification by or with any court or governmental authority which has not been obtained (or will not by Closing) is required of Buyer or Guarantor under existing law to authorize the execution or delivery of this Agreement by Buyer or Guarantor; and

                  (v) To the best of such counsel's knowledge, there is no action, suit, proceeding or investigation pending or threatened against Buyer or Guarantor or any of their properties or assets which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

                  (o) There shall not have been any material adverse changes in the financial conditions of the Buyer or Guarantor since the Effective Date; and

                  (p) Casa Ole Franchising Services, Inc. shall mutually agree with Seller and Thomas L. Harken as to the definitive terms and have executed and delivered to Seller and Thomas L. Harken an Agreement relating to Franchises with terms similar to those forms attached as Exhibits 2.4(p)-1 and 2.4(p)-2.

         2.5 TERMINATION. The Parties may terminate this Agreement as provided below:

                  (a) the Buyer, the Seller and the Shareholders may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) the Buyer may terminate this Agreement by giving written notice to the Seller (i) at any time prior to the Closing in the event
         (a) Buyer discovers a material environmental issue affecting the Leased Real Property or Owned Real

         Property or (b) any of the Shareholders or Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the environmental condition or breach has continued without cure (or adequate protection has been otherwise given to Buyer) for a period of ten (10) days (Closing to be extended to allow such ten
         (10) days cure, if necessary and applicable) after the notice of breach, (ii) at any time prior to the Closing if the Closing shall not have occurred on or before December 19, 2003, by reason of the failure of any condition precedent under Section 2.3 above (unless the failure results from the Buyer or Guarantor breaching any representation, warranty, or covenant contained in this Agreement), (iii) prior to November 19, 2003, for any reason in the Buyer's sole discretion; (iv) in the event Buyer is unsuccessful in securing financing on or before November 19, 2003, with terms acceptable to it in its sole discretion, or (v) at any time after the Effective Date, for any reason not set forth herein, upon the payment to Seller of a termination fee of $50,000.00; and

                  (c) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer or Guarantor has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer and Guarantor of the breach, and the breach has continued without cure for a period of ten (10) days (Closing to be extended to allow such ten (10) days cure, if necessary and applicable) after the notice of breach, (ii) at any time prior to the Closing, if the Closing shall not have occurred on December 19, 2003, by reason of the failure of any condition precedent under Section
         2.4 above (unless the failure results from the Seller breaching any representation, warranty, or covenant contained in this Agreement), or,
         (iii) at any time after the Effective Date, for any reason not set forth herein, upon the payment to Buyer of a termination fee of $50,000.00.

         2.6 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 2.5 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party and the sole remedy of the Parties shall be for payment of amounts due, if any, under Section 2.5 and Section 7.9 of this Agreement.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS. Each Seller and Shareholders represent and warrant to the Buyer and Guarantor that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.1).

               3.1.1 ORGANIZATION. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and/or Louisiana, as applicable, and has the corporate power to own its property and to carry on its business as now being conducted. Seller is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdiction in which the nature of the business conducted by it or the character o the property owned, leased or used by it makes such qualification and/or licensing necessary.

               3.1.2 AUTHORITY RELATIVE TO THIS AGREEMENT; NON-CONTRAVENTION.

                  (a) Seller has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated herein have been duly authorized by the Board of Directors and Shareholders of Seller, and no other corporate proceeding on the part of Seller are necessary to authorize the execution and delivery of this Agreement, the performance by Seller of its respective obligations hereunder. This Agreement has been duly executed and delivered by Seller and Shareholders and, subject to the terms and conditions hereof, constitutes a valid and binding obligation of it, enforceable against them in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or similar laws affecting the rights of creditors generally or by general principals of equity.

                  (b) Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated herein nor compliance by Seller with any of the provisions hereof will materially (i) conflict with or result in any breach of the articles of incorporation or by-laws of Seller, (ii) subject to the receipt of required consents to assignments of real property leases and other Restaurant Assets, result in a violation or breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the Assets under, or result in the loss of a material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Seller is a party or by which Seller or any of its properties or assets may be bound, or any permit, concession, franchise or license applicable to it or its properties or assets or (iii) subject to the receipt of required consents to assignments of real property leases and other Restaurant Assets, conflict with or violate any judgment, ruling, order, writ, injunction, decree, law, statute, rule or regulation applicable to Seller or any of its properties or assets, other than any such event described in items (ii) or (iii) which could not reasonably be expected to prevent the consummation of the transactions contemplated hereby.

                  (c) No action by any governmental authority is necessary for Seller's execution and delivery of this Agreement or the consummation by Seller or Shareholders of the transactions contemplated hereby, except where the failure to obtain or take such action would not reasonably be expected to prevent the consummation of the transactions contemplated hereby, subject to the receipt of required consents to assignments of governmental licenses or permits, if any.

                  (d) To the best knowledge of Seller and Shareholder's, no consents, approvals, orders, registrations, declarations, filings or authorizations are required on the part of Seller for or in connection with the execution and delivery of this Agreement or the consummation by Seller of the transactions contemplated on its part hereby, except required consents to assignments of real property leases and other Restaurant Assets.

               3.1.3 FINANCIAL STATEMENTS. Seller has delivered to Buyer copies of the following financial statements which have been prepared in accordance with accounting principles consistently followed as of and for the periods indicated:

               (a) the internally generated balance sheets and income statements of Seller, and Seller's applicable related entities, dated as of December 31, 2002, which balance sheets and income statements present fairly the operations and the assets and liabilities at such date; and

               (b) the internally generated balance sheet and income statement of Seller at June 30, 2003, which balance sheet and income statement present fairly the operations and assets and liabilities of Seller at such date.

               Except as set forth in such financial statements, Seller has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), which have not been set forth on the balance sheets (and except for liabilities incurred since June 30, 2003), as may be required by accounting principles consistently applied by Seller to be reflected on a such balance sheet or in such notes. Such financial statements present fairly the financial condition and operations of Seller as of the indicated dates and the results of operations of Seller for the indicated periods are correct and complete in all material respects and are consistent with the books and records of Seller. Such financial statements have accurate accruals of all employee benefit costs including, but not limited to, payroll, bonuses, and retirement benefits.
Schedule 3.1.3 describes the (i) variance between Seller's "consistently applied" financial reporting practices and "generally accepted accounting principles (GAAP)" and (ii) Seller's liabilities (including leases and notes payable) not included on such financial statements.

               3.1.4 ABSENCE OF CERTAIN CHANGES. Since December 31, 2002, Seller has conducted its business only in the ordinary course and there has not been any change by Seller in accounting principles or methods except for internal reallocations from restaurants to administration or vice versa as attached in
Exhibit 3.1.4.

               3.1.5 LITIGATION. Except as noted on Schedule 3.1.5, there is no suit, action or legal, administrative, arbitration or other proceeding, or governmental investigation or review pending or, to the knowledge of Seller or Shareholders, threatened, to which Seller is, or would be, a party or by which it is or would be affected (and Seller and Shareholders are not aware of any basis for any such action, suit, or proceeding that has a reasonable likelihood of being brought). Except as noted on Schedule 3.1.5, no product liability or tort claims have been made, or to Seller's or Shareholders' knowledge, threatened against the Seller relating to products sold or services performed by Seller.

               3.1.6 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of Seller or Shareholders or under any of their authority is or will be entitled to any advisor's or broker's commission or finder's fee from Seller or Shareholders in connection with any of the transactions contemplated herein.

               3.1.7 SUBSIDIARIES. Except for the ownership of Crazy Jose Restaurant Group Inc. by Casa Ole, of Beaumont, Inc. and the Excluded Assets, Seller does not (i) own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity and (ii) will not own prior to Closing, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

               3.1.8 BENEFIT PLANS. No lien imposed under Section 401(a)(29) or
Section 412(n) of the Code, Section 302(f) or Section 4068 of ERISA, or arising out of any action filed under ERISA Section 4301(b), exists upon the Restaurant Assets. Neither Seller nor any ERISA Affiliate has terminated any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA (herein referred to as a "Title IV Plan") under circumstances giving rise to, or that would give to any actual or potential liability to the Pension Benefit Guaranty Corporation ("PBGC") or any other person, (ii) no event or condition exists which presents a risk of termination of any Title IV Plan by the PBGC, (iii) there is no actual or potential liability to the PBGC or any other person expected by the Seller or any ERISA Affiliate to be incurred with respect to any Title IV Plan, including, but not limited to, any liability for any accumulated funding deficiency as defined in Section 302 of ERISA or for any minimum funding contribution under Section 302 of ERISA, and (iv) no Title IV Plan has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code. Neither Seller nor any ERISA Affiliate is required, or has been required during the past five
(5) years, to contribute to any "multiemployer plan" as such term is defined by ERISA Section 3(37) (other than Seller companies). "ERISA Affiliate" means any member of any "controlled group of corporations" as defined by Section 414(b) of the Code that includes Seller, any member of any group of "trades or businesses under common control" as defined by Section 414(c) of the Code that includes the Seller, or any member of any "affiliated service group" as defined in Section 414(m) of the Code that includes Seller.

               3.1.9 COMPLIANCE WITH LAWS. Seller has not violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any governmental entity applicable to its business or operations in any material respect which has not been resolved. Seller has not received any written communication from a governmental entity that alleges that it is not in compliance with any applicable law that has not been resolved. Except taxes not yet due and payable, Seller is not required to make, and Seller has no reasonable expectation that it will be required to make, any expenditures to achieve or maintain compliance with existing applicable law (this representation does not apply to any such requirements that may result from the consummation of this transaction, including but not limited to requirements that may be imposed on Buyer as a new owner under applicable fire codes, ADA laws, etc.). Seller is in material compliance with all immigration and other laws relating to the employment or retention of persons who are not citizens of the United States.

               3.1.10 CONTRACTS; DEBT INSTRUMENTS. The contracts which are included in the Assumed Liabilities (the "Contracts") constitute all of the contracts or agreements to which Seller is a party that are material to the business, properties, assets, condition (financial or otherwise) and results of operations of Seller that are to be assigned and assumed. Each Contract is in full force and effect and is a legal, valid and binding agreement of the applicable company and Seller, to the knowledge of Seller and Shareholders, of each other party thereto, enforceable in accordance with its terms except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally and subject to general principles of equity. Seller is not in violation of or in default in any material respect (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other Contract to which it is a party or by which it or any of its properties or assets is bound.

               3.1.11 PROPERTIES.

               (a) Seller has good and marketable title to, or valid leasehold interests in their respective assets and properties, including the Restaurant Assets, are free and clear of all liens and encumbrances except for (i) upon Closing, any Assumed Liabilities, and (ii) properties and assets retired and disposed of in the ordinary course of business since the most recent Financial Statement, (iii) Existing Security Interest, if any, on Restaurant Assets to be released at or prior to Closing, and (iv) easements, rights of way, conditions, covenants, reservations, exclusions, leases, landlord rights, and other matters of record which will be subject to objections by Buyer pursuant to section 4.10. The tangible personal property used by Seller is in good operating condition and repair, ordinary wear and tear excepted, and all personal property leased by Seller is in the condition required of such property by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof.

               (b) Seller has complied in all material respects with the terms of all Leases to which it is a party and under which it is in occupancy, and all such Leases are in full force and effect.

               (c) None of Seller's property is subject to a lease which is not included in Exhibit 1.4.

               3.1.12 INTELLECTUAL PROPERTY.

               (a) To the best of Seller's knowledge, Seller owns or has the express or common law right to use pursuant to registration, filing or applicable law all Intellectual Property necessary for the operation of the business of Seller, as presently conducted, all as more fully described on Schedule 3.1.12(a) hereto. Seller's rights in each item of Intellectual Property owned or used by Seller immediately prior to the Closing hereunder will be owned or available for use by Buyer, by assignment thereof, on identical terms and conditions, if any, immediately subsequent to the Closing Date hereunder. Seller has taken action to maintain and protect the name of "Crazy Jose's".

               (b) To the best of Seller's knowledge, since January 1, 2001, Seller has not interfered with or infringed upon, misappropriated or otherwise come into conflict with, any Intellectual Property rights of third parties; Seller has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any third party); and, to the knowledge of Seller and Shareholders, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller or Shareholders.

               (c) Schedule 3.1.12(c) identifies each registration which has been issued to Seller with respect to any of its Intellectual Property, identifies each pending application for registration which Seller has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Seller has delivered to Buyer correct and complete copies of all such registrations, applications, licenses, agreements, assumed names and permissions (as amended to date).
         Schedule 3.1.12(c) also identifies each trade name or unregistered trademark used by Seller in connection with its business. Except as set forth on Schedule 3.1.12(c), with respect to each item of Intellectual Property required to be identified in Schedule 3.1.12(c) and with respect to each item of copyrightable Intellectual Property (whether or not registration has been sought), to the best of Seller's knowledge:

               (i) Seller possesses all right, title, and interest in and to the item, free and clear of any lien, license, or other restriction;

               (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (iii) no action, suit proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Seller and Shareholders if threatened which challenges the legality, validity, enforceability, use;

               (iv) ownership of the item; and

               (v) Seller has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

               None of the Intellectual Property is owned by a third party or used pursuant to license, sublicense, agreement, or permission, except as provided in Section 1.2.14 and Schedule 3.1.12(c).

               3.1.13 CERTAIN EMPLOYEE MATTERS. No employee, agent, consultant or contractor of Seller who has contributed to or participated in the conception and development of Intellectual Property of Seller has asserted or threatened any claim against Seller, since January 1, 2001, in connection with such person's involvement in the conception and development of the proprietary rights of Seller and, to the knowledge of Seller and Shareholders, no such person has a reasonable basis for any such claim.

               3.1.14 INSURANCE. All of the policies of fire, liability, worker's compensation, health and other forms of insurance presently in effect with respect to Seller's business are valid and outstanding policies and provide insurance coverage for the properties, assets and operations of Seller, of the kinds, in the amounts and against the risks as management of Seller deems to be adequate. No notice of cancellation or termination has been received with respect to any such policy. To the knowledge of Seller, the activities and operations of Seller have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

               3.1.15 TAXES.

               (a) Seller has timely filed with the appropriate taxing authority all tax returns required to be filed on or prior to the date hereof, including sales taxes, and each such tax return was properly completed and correct in all material respects at the time of filing. All taxes, including sales taxes, if any, for which tax returns are required, or not required, to be filed by Seller, for which Seller (or Buyer) is or could otherwise be held liable, or which are or could otherwise become chargeable as an encumbrance upon the Restaurant Assets (the taxes referred to in this Section being "Covered Taxes"), have been duly and timely paid through Closing or will be paid within thirty (30) days after Closing.

               (b) Seller has withheld and paid over all taxes required to have been withheld and paid over and complied with all material information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with material amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

               3.1.16 PROMOTIONS. Schedule 3.1.16 sets forth all promotions currently in effect which promotions include discount coupons, free meals and the like which schedule shall be certified/updated by Seller at Closing.

               3.1.17 INVENTORY. Each Restaurant is currently stocked and will at Closing be stocked with an adequate amount of inventory, which is consistent with historical and seasonal levels.

               3.1.18 PERMITS. To the best of its knowledge, Seller has in effect mixed drink, beer or wine sale permits necessary to conduct its business. No representation is made as to whether such permits will be obtainable by Buyer as a new owner or what requirements will be imposed. Seller is aware that a "Local Option Choice" circumstance has developed with respect to its store in Port Arthur, Texas that may affect the ability of new applicants to obtain mixed beverage permits possibly limiting such store to beer and wine only. The Restaurant Assets are in compliance with TABC Regulations, liquor license requirements and applicable law.

               3.1.19 DISCLOSURE. Seller has fully provided Buyer and Guarantor with all the information it requested in connection with the transactions contemplated hereby. Neither the representations and warranties in this Article 3, the Schedules and Exhibits attached hereto, nor any other written statements or certificates made or delivered herewith or therewith, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         3.2 REPRESENTATIONS AND WARRANTIES OF THE BUYER AND GUARANTOR. The Buyer and Guarantor represent and warrant to the Seller and Shareholders that the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.2).

               3.2.1 ORGANIZATION AND QUALIFICATION OF THE BUYER AND GUARANTOR. Buyer and Guarantor (a) are corporations duly organized and validly existing under the laws of Texas, and (b) are duly authorized to conduct business and are in good standing under the laws of each jurisdiction where such qualification is required.

               3.2.2 AUTHORIZATION OF TRANSACTION. Buyer and Guarantor have full power and authority to execute and deliver this Agreement, and the other documents executed or required to be executed, delivered and performed by the Buyer and Guarantor in connection with this Agreement, and to perform their obligations hereunder and thereunder. Without limiting the generality of the foregoing, the governing bodies of Buyer and Guarantor have (or will have) duly authorized the execution, delivery, and performance by the Buyer and Guarantor of this Agreement and the other documents executed, or required to be executed, delivered and performed by the Buyer and Guarantor in connection with this Agreement. To their best knowledge, no proceeding on the part of the Buyer or Guarantor, and, except for the approvals of the lessors under the Leases, and certain lenders, no notice, consent, authorization, order or approval of, or any bank, bonding company, surety, customer, supplier, or any other Person whatsoever is required for, or in connection with the Buyer's or Guarantor's execution, delivery and performance of this Agreement or the other documents executed or required to be executed, delivered and performed by the Buyer or Guarantor in connection with this Agreement, except where, in accordance with applicable law, a notice, consent, authorization, order or approval, filing or registration is required to consummate the transactions contemplated by this Agreement or the other documents executed or required to be executed, delivered and performed in connection with this Agreement. This Agreement constitutes the valid and legally binding obligation of the Buyer and Guarantor, enforceable in accordance with its terms and conditions.

               3.2.3 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement and the other documents executed or required to be executed, delivered and performed in connection with this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will materially (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer or Guarantor is subject, (ii) violate any provision of the organizational documents of the Buyer or Guarantor, or (iii) violate or breach or result in (whether with the giving of notice or the lapse of time or both) the violation or breach of any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any Security Interest or other encumbrance upon, any of the Buyer's or Guarantor's assets pursuant to any provision of (or create in any party the right to cancel or terminate) any mortgage, lien, lease, contract, agreement, license, or instrument to which the Buyer or Guarantor is a party or by which any of the Buyer's or Guarantor's assets is bound. The execution, delivery and performance of this Agreement, and the other documents executed or required to be executed, delivered and performed in connection with this Agreement, by the Buyer and Guarantor do not, and the consummation by the Buyer and Guarantor of the transactions contemplated hereby and thereby will not, materially violate or conflict with any other restriction of any kind or character to which the Buyer or Guarantor is subject or bound.

               3.2.4 CONTINUITY OF BUSINESS. Buyer represents to Seller and its officers that it is Buyer's present intention to (i) continue Seller's operations for the immediately foreseeable future at the same facilities, (ii) to offer employment to at least 75% of the employees terminated by Seller at Closing and (iii) to retain those who accept employment in Buyer's active employ for a period of at least sixty (60) days from and after the date of Closing.

               3.2.5 SEC FILINGS. Guarantor will make available to the Seller and the Shareholders, forms, statements and documents, as may be reasonably requested by Seller and the Shareholders, filed by Guarantor with the SEC since September 1, 2002, (collectively, the "Guarantor SEC Reports"). The Guarantor SEC Reports (including any financial statements filed as a part thereof or incorporated by reference therein) (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Guarantor SEC Reports or necessary in order to make the statements in such Guarantor SEC Reports, in the light of the circumstances under which they were made, not misleading.

               (i) Each of the consolidated financial statements (including, in each case, any related notes) of Guarantor contained in the Guarantor SEC Reports complied as to form in all material respects with the applicable rules, regulations and practices of the SEC with respect thereto, was prepared in accordance with "GAAP" applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of Guarantor and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of Guarantor as of December 31, 2002, is referred to herein as the "Guarantor Balance Sheet."

               (ii) Guarantor maintains a system of accounting controls sufficient to provide reasonable assurances that (A) its transactions and those of its subsidiaries are executed in accordance with management's general or specific authorization, (B) its transactions and those of its subsidiaries are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (C) access to its assets and those of its subsidiaries is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for its assets and those of its subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                                   ARTICLE 4
                              PRE-CLOSING COVENANTS

         4.1 GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary or appropriate in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 2).

         4.2 NOTICES AND CONSENTS. The Seller and Shareholders, Buyer and Guarantor will use their reasonable best efforts to obtain any third party authorizations, consents, terminations, and approvals that may be necessary or appropriate, or are requested by Seller or the Shareholders in connection with consummating the transactions contemplated by this Agreement. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies required for the transactions contemplated by this Agreement.

         4.3 FULL ACCESS. The Seller will permit representatives of the Buyer and Guarantor to have full access at all reasonable times, and in a manner so as not to unduly interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of, or pertaining to, the Restaurant Assets and Real Property. The Buyer and Guarantor shall maintain the confidence of the items and information obtained pursuant to this Section 4.3 in accordance with the requirements of Section 4.4.1. The Buyer and Guarantor and their representatives shall not, without the Seller's prior consent (which shall not be unreasonably withheld), communicate with any of the Seller's employees or representatives regarding the nature of this Agreement. The Seller shall use commercially reasonable efforts to cause all information requested by Buyer and Guarantor in connection with its due diligence investigation of the Restaurant Assets and Real Property to be timely made available to Buyer and Guarantor so that Buyer and Guarantor will have a commercially reasonable opportunity to evaluate the information prior to expiration of the Due Diligence Period. In the event that Buyer and Guarantor timely request certain information from Seller and the Seller fails to make available the information to the Buyer and Guarantor in a manner that provides the Buyer and Guarantor with a commercially reasonable opportunity to evaluate the information prior to expiration of the Due Diligence Period, the Due Diligence Period will be extended by a commercially reasonable amount of time to be mutually determined by the Buyer, Guarantor and Seller. Buyer and Guarantor agree to deliver to Seller, promptly after receipt thereof, copies of any written inspection reports regarding Restaurant Assets prepared for Buyer and Guarantor by consultants, engineers, or other inspectors. Buyer and Guarantor shall give Thomas L. Harken or Victor M. Gonzalez twenty-four (24) hours prior notice of any on-site inspections or interviews and Seller shall have the right to have a representative accompany the inspector or interviewer.

         4.4 CONFIDENTIALITY. The provisions of this Section 4.7 shall supersede and replace all prior agreements and understandings of the parties with respect to the subject matter hereof.

                  4.4.1 CONFIDENTIAL INFORMATION. Until the Closing of the transactions contemplated herein, all Confidential Information acquired by Buyer or Guarantor with respect to the Seller or the Shareholders, or by the Seller or the Shareholders with respect to the Buyer or Guarantor, shall be (i) maintained in strict confidence, (ii) used only for the purpose of and in connection with evaluating the transactions contemplated herein, and (iii) disclosed only (A) to employees and duly authorized agents and representatives who have been informed of the obligations of the Parties under this Section 4.4.1 with respect to such Confidential Information, who have a need to know the information in connection with consummating the transactions contemplated herein, and who agree to keep such information confidential, or (B) as required in the opinion of counsel to any Party in order for the Party to meet the requirements of any applicable law or regulations, or the determination of any court (of which the other Parties shall be given prompt written notice). The Buyer, Guarantor, Seller and Shareholders each shall take all commercially reasonable measures to prevent its employees and representatives from making any unauthorized disclosure of any Confidential Information. If the transactions contemplated herein are not consummated, except as the Parties otherwise mutually agree, all Confidential Information in written, printed or other tangible form (whether copies or originals) shall be returned to the Party of origin, and all documents, memoranda, notes and other writings whatsoever prepared by any Party or its representatives based on Confidential Information shall be destroyed; and each Party and its representatives will thereafter hold all Confidential Information concerning each Party in strict confidence.

                  4.4.2 PRESS RELEASES AND ANNOUNCEMENTS. No press release, public announcement, confirmation or other information regarding this Agreement or the contents hereof or the consummation of the transactions contemplated hereby shall be made by the Buyer, Guarantor, Seller or Shareholders except with the mutual consent of all parties or as required by applicable law.

         4.5 COMMUNICATION WITH SELLER'S EMPLOYEES. The Seller, Shareholders, Buyer and Guarantor shall cooperate with each other in connection with any communications made to the Seller's employees regarding this Agreement or the transactions contemplated hereby. Neither Seller nor the Shareholders will take, or fail to take, any action that would materially interfere with Buyer's opportunity to hire or employ a commercially reasonable number of qualified employees for purposes of operating the Restaurants immediately following the Closing.

         4.6 REMOVAL OF EXCLUDED ASSETS. The Seller shall remove the personal property constituting Excluded Assets from the premises of the Restaurants (including the Real Property), prior to five (5) days after the Closing Date, and shall give reasonable prior notice to the Buyer of the date and time(s) of such removal activities. Any items of Excluded Assets that thereafter remain on the premises of the Restaurants (including the Real Property) shall become the property of the Buyer, and Buyer shall have no obligation or duty of any kind to the Seller with respect thereto.

         4.7 RISK OF LOSS. The Seller shall bear the risk of loss associated with any damage or destruction to the Restaurant Assets, or any part thereof, by theft, vandalism, fire, act of God, other loss or casualty, or through condemnation or sale in lieu thereof, until the Closing.

         4.8 DELIVERY OF INFORMATION TO BUYER. As soon as practicable after the date of this Agreement:

                  (a) Buyer shall obtain (1) commitment for Title Insurance ("Title Commitment") from Commonwealth Land Title Company ("Title Company") issued by an office or agency of the Title Company selected by Buyer setting forth the status of the title of the Real Property (including all parcels of Owned Real Property and Leased Real Property) and showing all liens, claims, encumbrances, easements, rights-of-way, encroachments, reservations, restrictions, and all other matters of record affecting the Real Property; and (2) a true, complete, and legible copy of all documents referred to in the Title Commitment ("Title Commitment Documents").

                  (b) Buyer shall obtain a survey ("Survey") for each parcel of Owned Real Property and Leased Real Property consisting of a plat and field notes prepared by a licensed surveyor acceptable to Buyer and Title Company, which Survey shall (i) reflect the actual dimensions of, and area within, the Land, the location of any easements, setback lines, encroachments, or overlaps thereon or thereover, and the outside boundary lines of all Improvements, (ii) identify by recording reference all easements, set back lines, and other matters referred to in the Title Commitment, (iii) include the surveyor's registered number and seal, the date of the Survey, and a certificate satisfactory to Buyer, (iv) reflect that there is access to and from the Land from a publicly dedicated street or road, (v) be sufficient to cause the Title Company to delete (except for "shortages in area") the printed exception for "discrepancies, conflicts or shortages in area or boundary lines, or encroachments, or any overlapping of improvements" in the Owner's Title Policy to be delivered at Closing, (vi) reflect any area within the Land that has been designated by the Federal Insurance Administration, the Army Corps of Engineers, or any other governmental agency or body as being subject to special or increased flooding hazards, and (vii) in general, comply with the requirements of the Texas Surveyor's Association for a Category lA, Condition II survey or other applicable Category and/or Condition survey in accordance with the rule and regulations promulgated by the Texas Surveyor's Association and the Texas Land Title Association. For purposes of the property description to be included in the special warranty deed to be delivered at Closing, the field notes prepared by the surveyor shall control any conflicts or inconsistencies and such field notes shall be incorporated herein by this reference upon their completion and approval by Buyer.

                  (c) Buyer shall request the Title Company to deliver to Buyer current searches of all Uniform Commercial Code financing statements filed with the Office of the Secretary of State of Texas and the County Clerk of each County within which the Real Property is located against Seller and Seller's predecessors in title reflecting all effective financing statements then of record relating to the Property or any part thereof.

                  (d) Seller shall make available to Buyer for inspection (i) copies of all agreements relating to the Real Property and (ii) copies of all engineering and technical reports in the possession of Seller or its representatives that concern the Real Property, including soils testing reports, property condition reports, and reports of environmental or hazardous waste inspections or surveys.

         4.9 DELIVERY OF INFORMATION BY SELLER. As soon as reasonably practicable after the Effective Date of this Agreement, Seller shall deliver, and shall certify completion of delivery, at its corporate office in Beaumont, Texas, the following information and documentation to Buyer or Buyer's legal counsel:

                  (a) copies of all Leases, addenda, exhibits and amendments to all Leases with respect to all of the parcels of Leased Real Property;

                  (b) copies of all correspondence, notices, memoranda or other written communications to Seller or any agent or representative of Seller pertaining to any violation by Seller or any of the parcels of Owned Real Property or Leased Real Property of any ordinance, law, rule or regulation of any governmental authority during the two year period immediately preceding the Effective Date this Agreement;

                  (c) copies of all Certificates of Occupancy with respect to each parcel of the Owned Real Property and Leased Real Property;

                  (d) any and all correspondence, memoranda, notices and/or other written communications to Seller or any agent or representative of Seller received since August

         1, 2001, regarding any alleged violation, breach or default of any agreement or covenant pertaining to any parcel of Owned Real Property and Leased Real Property;

                  (e) copies of any subordination agreement, non-disturbance agreement, attornment agreement, lien priority agreement or any other agreement, in Seller's possession, with any lender holding a lien, encumbrance, deed of trust or mortgage on any parcel of the Leased Real Property affecting the leasehold interest with respect to such Property;

                  (f) copies of all pleadings, citations, correspondence, memoranda or other written instruments or communications pertaining to any existing or threatened litigation or administrative proceedings received since August 1, 2001, with respect to any parcel of the Owned Real Property or Leased Real Property;

                  (g) all contracts, agreements, commitments or other undertaking of Seller with respect to or affecting any of the parcels of Owned Real Property or Leased Real Property;

                  (h) any and all reports or other written materials, correspondence, memoranda or other written communications pertaining to any hazardous material (as defined by applicable Federal or State of Texas law or regulation) or other environmental matter affecting or potentially affecting any parcel of Owned Real Property or Lease Real Property;

                  (i) all water, sewer and waste water agreements, capacity agreements, capacity letters, usage agreements or any other written matters pertaining to the obtaining, use and/or discharge of water, sewage and/or waste water with respect to any parcel of Owned Real Property or Leased Real Property;

                  (j) if not set forth in the Lease Agreements with respect to the parcels of Leased Real Property, written waivers of the statutory Landlord's lien and any contractual Landlord's lien with respect to each such Lease Agreement; and

                  (k) copies of all currently existing franchise and/or license agreements, not with Buyer, Guarantor, or their affiliates, regarding the business operations of Seller at each parcel of Owned Real Property or Leased Real Property.

         4.10 TITLE. Buyer shall have the right, at any time within twenty (20) days after receipt of each of the items described in Section 4.8 and 4.9 inclusive, to object in writing to any liens, encumbrances and/or other matters reflected by such items. All items to which Buyer so objects are hereinafter referred to as the "Non-Permitted Encumbrances"; if no such notice of objection is given within such time period, then it shall be deemed that all matters reflected by such items are "Permitted Encumbrances." Seller shall have the right, but not the obligation, at its sole cost, to cure or remove all Non-Permitted Encumbrances and give Buyer written notice thereof prior to Closing; provided, however, that Seller, at its sole cost, shall be obligated to cure or remove at or before Closing all mortgages, deeds of trust, judgment liens, mechanics and materialmen's liens, and/or other liens against the Owned Real Property and against the Seller's leasehold interests (as distinguished from the fee interests) of each parcel of Leased Real Property, ("Existing Security Interests"), whether or not Buyer objects thereto during the aforestated time period. If Seller does not timely cause all of the Non-Permitted Encumbrances to be removed or cured, and timely written notice thereof to be given to Buyer, then Buyer shall have the right either (i) to terminate this Agreement in accordance with Section 2.5(b) hereof by delivering notice to Seller before Closing, or (ii) to elect to close the purchase contemplated under this Agreement subject to the Non-Permitted Encumbrances, other than liens that Seller is obligated to cure or remove, and the Non-Permitted Encumbrances (other than liens that Seller is obligated to cure or remove) subject to which Buyer elects to purchase the Property shall thereafter be Permitted Encumbrances and all conveyances and assignments shall be expressly subject thereto.

         4.11 NO SHOP. Commencing with the date of this Agreement and continuing for a period of sixty (60) days following termination hereof, Seller and Shareholders shall not directly or indirectly enter into any discussions with any other party for any "Takeover Proposal". In the event that Seller or any Shareholder receives any inquiries related to same, Seller or such Shareholder shall immediately notify Buyer of same. As used herein, the term "Takeover Proposal" means any proposal or offer (whether or not in writing and whether or not delivered to the Shareholders or owners of the Seller generally) for a merger or other business combination involving the Seller or to acquire in any manner, directly or indirectly, a material equity interest in, any voting securities of, or a substantial portion of the assets of the Seller, other than the transactions contemplated by this Agreement. This provision shall survive the termination of this Agreement."


                                   ARTICLE 5
                             POST-CLOSING COVENANTS

         5.1 GENERAL. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 6 below). The Seller and each of the Shareholders acknowledge and agree that from and after the Closing, the Buyer will be entitled to access, at reasonable times, and upon reasonable notice thereto, and shall be entitled to make photocopies at the Buyer's expense of, all Books and Records that constitute Excluded Assets; Seller and the Shareholders further agree to maintain such books and records in their entirety for a period of seven years after the Closing Date. The Seller and the Shareholders shall be entitled to access at reasonable times and upon reasonable notice, and shall be entitled to make photocopies at Seller's/Shareholders' expense of, all Books and Records constituting part of the Restaurant Assets, to the extent necessary for defense of audits or litigation or preparation of tax returns. Further, for a period of ten (10) days after Closing, Seller and Shareholders shall be granted access, upon at least twenty-four (24) hours notice, to the computers and related hardware and software constituting part of the Restaurant Assets for the purpose of completing accounts payable and payroll runs through the Closing Date. In no event shall Seller or Shareholders be obligated hereby to take any action, make any agreements or covenants, or execute and deliver any instrument or documents which would impose upon or any of them or result in any new or additional liability inconsistent with Section 6.1 or 6.2.

         5.2 COVENANT NOT TO COMPETE AND CONFIDENTIALITY.

                  5.2.1 RESTRICTIVE COVENANTS. In consideration of the Purchase Price and the other benefits to be provided to Seller and the Shareholders by Buyer under this Agreement, the Seller and each Shareholder hereby covenants and agrees, severally and not jointly, that the covenants, agreements, and restrictions contained in this
         Section 5.2 are necessary to protect the business goodwill, business interests and proprietary rights of Buyer, and that the Seller and Shareholders have independently discussed, reviewed, and had the opportunity of legal counsel to consider these covenants. The parties hereby agree and acknowledge that Buyer has spent considerable sums of money to acquire the Restaurant Assets and that the customers and customer goodwill developed by Seller, and sold to Buyer hereby, are worth a considerable amount of money and therefore is a benefit which Buyer seeks to protect. The parties further acknowledge and agree that Seller and the Shareholders have previously been obligated pursuant to restrictive covenants and confidentiality requirements set forth in the Casa Ole Franchise Agreements and modifications, amendments and waivers affecting such agreements, if any. The parties to this Agreement, with the consent of the Franchisor, do hereby agree that the restrictive covenants and confidentiality requirements contained in this Agreement shall substitute and replace those set forth in the Franchise Agreements. Such protection is hereby agreed and acknowledged by these parties as being reasonable consideration for establishing this restrictive covenant. Further, the parties hereto agree that this covenant is fair and reasonable in its geographical area, length of time, and scope of activity being restrained. For good and valuable consideration acknowledged to have been received on the date of execution hereof, and as an inducement to the Buyer to enter into this Purchase and Sale transaction, the undersigned agrees as follows:

                  5.2.2 DEFINITIONS:

                  (i) The term "Competing Business" as used herein shall refer to any business (whether conducted through an individual or an entity) which conducts the business of the sale of any type of food in restaurants or catering in the geographic areas as described in Section 5.2.5;

                  (ii) The term "Non-Compete Period" as used herein shall refer to the four (4) year period commencing on the Closing (two (2) years for the three (3) restaurants located at (i) 1700 Ruth Street, Sulphur, Louisiana, (ii) 4058 Ryan Street, Lake Charles, Louisiana and (iii) 2312 Kaliste Saloom, Lafayette, Louisiana) provided that in the event the Seller and/or Shareholders violate any aspect of this Section 5.2, the Non-Compete Period shall be extended by the number of days during the period from the commencement of the violation through the time when the Seller and/or Shareholder cease violating this Section 5.2;

                  (iii) The term "solicit" as used herein shall refer, in addition to its common usage, to communications or transactions whether initiated by Seller and/or Shareholder's or by a third party; and

                  (iv) The term "Covenant Trigger" as used herein shall refer to the Closing Date.

                  5.2.3 GENERAL. Seller and Shareholders hereby acknowledge that there are legitimate protectable business interests at stake (such as protection of the Buyer's goodwill, customers, employees and trade secrets and other confidential information), that breach of this Section would harm the Buyer and that the restrictions and restraints contained in this covenant are reasonable.

                  5.2.4 ANCILLARY TO ENFORCEABLE AGREEMENTS. Seller and Shareholders stipulate, acknowledge and agree that these restrictive covenants are ancillary to and an integral part of an enforceable agreement and are prior or ancillary to the interests sought to be protected hereby.

                  5.2.5 NON-COMPETITION. Seller and Shareholders, severally and not jointly, agree that, during the Non-Compete Period, Seller and Shareholders will not, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature, engage in any Competing Business within Calcasieu or Lafayette Parishes, Louisiana, or if outside Louisiana, within One Hundred (100) miles of any restaurant, or food catering business, now owned, operated, leased or franchised by Buyer, or by Guarantor, or any of their subsidiaries or affiliates, all of which stores are described on Schedule 5.2.5, which areas are, again, hereby specifically acknowledged by Seller and Shareholders to be reasonable and necessary for Buyer to protect its interests.

                  5.2.6 SOLICITATION OF CUSTOMERS. Seller and Shareholders, severally and not jointly, agree that, during the Non-Compete Period, Seller and Shareholders will not, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature, knowingly contact, solicit or otherwise conduct business involving a Competing Business with any person or entity that has been, at any time during the one year period preceding the Covenant Trigger, or is then contemplated to be, a customer of the Seller and/or Shareholders (the "Customer"), to purchase or otherwise acquire goods and/or services offered by any Competing Business.

                  5.2.7 SOLICITATION OF TRANSACTIONS. Seller and Shareholders, severally and not jointly, agree that, during the Non-Compete Period, Seller and Shareholders will not, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature, solicit (either directly or indirectly through a broker or otherwise) any person or entity that has been in contact, verbally or in writing, with the Seller and/or Shareholders, or any representative of the Seller and/or Shareholders at any time during the two year period preceding the Closing, regarding any existing or potential opportunity, project or venture with the Seller and/or Shareholders for any Competing Business.

                  5.2.8 REFORMATION. Should any court of competent jurisdiction determine that, consistent with the established precedent of the forum jurisdiction, the public policy of such jurisdiction requires a more limited restriction in geographic area, duration, nature of restricted activity, or any combination thereof, it would be in furtherance of the intentions of the parties hereto for the court to so interpret and construe the terms of this Section 5.2 to apply only to the extent of such limited restriction. The parties acknowledge and agree to the applicability of the Texas Covenants Not to Compete Act (TX Bus & Com Section 15.50 et seq) relative to the interpretation and enforcement of the restrictive covenants set forth in this Agreement.

                  5.2.9 APPROVED TRANSACTIONS. Notwithstanding the foregoing requirements of this Section 5.2, a Shareholder may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under
         Section 12(g) of the Exchange Act.

                  5.2.10 SURVIVAL. The Buyer, the Seller, and each Shareholder agree that the agreements set forth in this Section 5.2 each constitute separate agreements independently supported by good and adequate consideration and shall be severable from the other provisions of, and shall survive, this Agreement.

                  5.2.11 REMEDIES. The Seller, each Shareholder, and the Buyer agree that the remedy at law for any breach by the Seller or any Shareholder of this Section 5.2 will be inadequate and that the Buyer shall be entitled to injunctive relief without a posting of bond. Such remedy with respect to Seller shall be in addition to such other remedies as may be available to Buyer at law or in equity.

                  5.2.12 MISCELLANEOUS. As to Mr. Gonzalez only, the covenants under the Section 5.2 shall continue to apply to Mr. Gonzalez for an additional time period in accordance with the Employment Agreement entered into under Section 2.3(j) to the fullest extent possible under applicable law. The time period reflected in Section 5.2.5 shall constitute the minimum time period as regards such covenants of Mr. Gonzalez.

                  5.2.13 CONFIDENTIALITY OF INFORMATION. Seller and Shareholders, severally recognize that the business interests of Buyer require the fullest protection and confidential treatment of the trade secrets, know how, and other business knowledge developed, conceived and learned by Seller and/or Shareholders (as distinguished from Buyer's trade secrets, know how and other business knowledge), such trade secrets, know how and other business knowledge including, without limitation, customer lists, bids and proposals, price lists, products, recipes, manuals, documentation, forms, techniques, methods, procedures, systems, data processes, plans, computer programs, other intangible assets and other information of the Seller, including evaluations and use or non-use of other technical or business information not in the public domain (collectively referred to herein as the "Seller's Information") and that such Seller's Information constitutes valuable, special and unique assets acquired by Buyer in this transaction. Accordingly, Seller and Shareholders severally agree that during the Non-Compete Period they will cause the Seller's Information to be treated as strictly confidential and held in trust solely for the use and benefit of the Buyer. Seller and Shareholders severally agree that during the Non-Compete Period they shall not directly or indirectly use or knowingly permit others to use any such Seller's Information in a Competing Business, or for Seller and Shareholders own account in a Competing Business, and shall not directly or indirectly disclose any such Seller's Information to any person, firm, corporation, association or other entity for use in a Competing Business for any reason or purpose whatsoever unless consented to in writing by Buyer. For purposes hereof, authorized representatives of the Buyer shall be directors and officers of the Buyer. The obligations of this Section 5.2.13 shall not apply (a) to Seller's Information that
         (i) is in the public domain; or (ii) is or becomes generally available in the public domain other than pursuant to a breach by Seller or Shareholder's of their obligations under this Section 5.2.13, or (b) to the use of Seller's Information in a "non-commercial" manner (personal consumption, etc.), or (c) to the use of Seller's Information for Seller's or Shareholder's use in the operation of a restaurant outside the non-compete zone of One Hundred (100) miles or (d) as may be legally required in accordance with applicable law.

                  Additionally, with respect to Seller's and Shareholder's existing franchisee relationships with Buyer's affiliate, Casa Ole Franchise Services, Inc. ("COFSI"), Seller and Shareholders severally acknowledge and agree that with respect to COFSI's trade secrets, know how and other business knowledge developed, conceived and learned by COFSI (" COFSI's Information" as distinguished from Seller's Information), such COFSI's Information being previously franchised and licensed to Seller by COFSI, that such COFSI's Information shall remain confidential as previously provided for under those franchise agreements and Seller and Shareholders covenant not to directly or indirectly reveal nor use same, such COFSI's Information remaining the exclusive property of COFSI.

                  5.2.14 ENFORCEMENT. Seller and Shareholders acknowledge that the rights reserved to the Buyer under this Section 5.2 are necessarily of a special, unique and extraordinary nature and that the loss arising from a breach or threatened breach thereof cannot reasonably and adequately be compensated by money damages and will cause the Buyer to suffer irreparable harm and that a remedy at law for any breach thereof will be inadequate. Accordingly, Seller and Shareholders hereby agree that the Buyer shall be entitled to injunctive or other extraordinary relief in case of any such breach or threatened breach prohibiting such breach or attempted or threatened breach and commanding compliance with any such Section, but only after notice and opportunity to cure have been given in accordance with section 5.2.15, merely by proving the existence of such breach or threatened or attempted breach, and without the necessity of proving irreparable harm or inadequacy of legal remedies. Further, Seller and Shareholders hereby stipulate that, as liquidated damages for Seller and/or Shareholders, as applicable, violation of Sections 5.2.5, and 5.2.13 only, Buyer, by virtue of such conduct of a Seller or a Shareholder, severally, shall suffer, at minimum, fixed and liquidated damages of One Million and No/l00 Dollars ($1,000,000.00) (the "Liquidated Damages"), which amount Seller and Shareholders acknowledge would be a minimum amount of damages suffered by Buyer, and which liquidated damages claim may be satisfied by Buyer's offset of such claim against any indebtedness it may have with Seller and/or Shareholders, as applicable, including, but not limited to, those certain Promissory Notes, of even date herewith, by and between Buyer and/or Shareholders. It being agreed that such amount is not a penalty but same constitutes the parties best estimate of the damages that Buyer would sustain as lost profits in the event of such breach. However, this provision shall in no way limit any other rights or remedies, which the Buyer may have under the terms of this Agreement or at law or in equity. In case of breach by Seller or

         Shareholders, as applicable, of any other provision of this Section 5.2 (other than Section 5.2.5 and 5.2.13) or Section 7.18, then Buyer shall be entitled to recover its actual damages allowed by law. Notwithstanding anything contained in Section 5.2.13 and/or this
         Section 5.2.14 to the contrary, the Liquidated Damages shall only apply if a Section 5.2.5 or Section 5.2.13 breach occurs within the non-compete zone of One Hundred (100) miles.

                  5.2.15 NOTICE AND CURE. Notwithstanding any provision of this Agreement to the contrary, the Buyer will not be liable for any liquidated damages under this Agreement unless the Seller shall have notified the Buyer in advance of such breach and the Buyer shall have at least fifteen (15) days to cure such breach. For the purposes of this Section, the Buyer shall be deemed to have cured the breach if the Buyer ceases the activities that are alleged to be the grounds giving rise to such liquidated damages within fifteen (15) days of receipt of notice from the Seller.

                  5.2.16 MISCELLANEOUS. The covenants and restrictions in this
         Section 5.2 shall survive Closing and remain in full force and effect.

         5.3 EMPLOYEES. The Buyer shall have the right, but is not obligated, to offer employment to any person employed by the Seller in connection with the Restaurant Business except as provided in Section 3.2.4; provided, however, that Buyer agrees that it will offer employment to Sara Lake and Michel Maisonneuve which provides for their employment for not less than one (1) year after Closing (subject to termination for Cause or without Cause upon payment of severance with base salaries for such period in the same amount as each such person was paid for the Seller's last fiscal year ended prior to Closing) so long as the restaurants in the aggregate have the same or greater economic performance (without allocation of general administrative expenses) as that achieved in such fiscal year and with bonuses and benefits equal to or better than those offered by Buyer or Guarantor to their employees. Except as otherwise expressly provided in this Agreement, the Buyer and Seller each hereby acknowledge and agree that the Buyer does not hereby assume any past or future obligation of the Seller to any person who is, was, or becomes an employee of Seller, whether or not the Buyer offers employment to such person. Seller agrees to be responsible for bonuses due, if any, to Victor M. Gonzalez, Sara Lake, and Michel Maisonneuve, for the applicable bonus period pro-rated through the Closing Date, but not for any bonuses that may be due thereafter. Buyer agrees that following the Closing and continuing until at least March 31, 2004, Buyer will (if available to Buyer or Guarantor in accordance with their current coverages) provide to Victor M. Gonzalez, Sara Lake and Michel Maisonneuve, and all other employees of Seller who are covered under Seller's medical and hospitalization coverage at the time of Closing, and who are employed by Buyer, equal or better coverage to that provided by Seller. Following such date, Buyer shall provide its employees with reasonable medical and hospitalization coverage (if available to Buyer or Guarantor in accordance with their current coverages) equal or better than that provided by Buyer or Guarantor to its own employees of similar corporate position and salary, with no gaps in coverage, no waiting periods, and no exclusions for prior conditions. All benefits provided for Victor M. Gonzalez, Sara Lake and Michel Maisonneuve shall take into account, and given credit for prior service with Seller.

         5.4 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand by or against a third party (not between the Parties) in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Restaurant Assets or the Restaurant Business, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article 6 below).

         5.5 TEXAS CERTIFICATE OF NO TAX DUE. On or before the expiration of thirty (30) days after the Closing Date, Seller shall have requested a Texas Certificate of No Tax Due - Sales and Use Tax, which will show no sales and use tax due in respect of Seller as of the Closing Date. Seller and the Shareholders shall cooperate and facilitate any audit or other proceedings incident to the issuance of such Texas Certificate of No Tax Due - Sales and Use Tax. Seller and the Shareholders shall deliver a certified copy of such Texas Certificate of No Tax Due - Sales and Use Tax immediately upon receipt of same.

         5.6 AMENDMENT TO ARTICLES OF INCORPORATION; CHANGE OF NAME. On the Closing Date, the Seller and the Shareholders shall cause each entity included within the Seller to amend its articles of incorporation and any certificates of assumed names, d/b/a's and the like to eliminate the use of the name "Casa Ole," "Crazy Jose" and any other similar name.

                                   ARTICLE 6
                        REMEDIES FOR BREACH OF AGREEMENT

         6.1 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER. Seller and each Shareholder (jointly and severally) hereby agree to indemnify and hold harmless Buyer and Guarantor for all Adverse Consequences incurred, arising out of, based upon or resulting from (i) the inaccuracy as of the date hereof or as of the Closing Date of any representation or warranty of the Seller in Section
3.1 or (ii) the breach of, or failure to perform by the Seller of any of its agreements, covenants or obligations contained in or made pursuant to this Agreement, or (iii) any liability or obligation of, or claim against Buyer arising out of, or resulting from any act, or failure to act, by Seller as of and prior to the Closing Date including without limitation any failure of Seller to pay its debts or obligations or trade payables (except Assumed Liabilities), Covered Taxes, any product liability claims, or negligence claims arising prior to Closing; or (iv) any liability or obligation of, or claim against, Buyer or Guarantor in connection with any claim, demand or cause of action made by any person or entity and arising out of any event, directly or indirectly related to
(a) the conduct by Seller or Shareholder's of their business, (b) Adverse Consequences, or (c) the use or misuse of the Restaurant Assets prior to the Closing, including but not limited in kind or type, to any claim filed by any Employee under applicable Worker's Compensation Laws as a result of any injury or illness covered by such laws that occurs prior to Closing, or any product liability claim or negligence claim in connection with matters arising prior to the Closing.

         6.2 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER AND SHAREHOLDERS. Buyer and Guarantor (jointly and severally) hereby agree to indemnify and hold harmless Seller and Shareholders from any Adverse Consequences incurred, arising out of, based upon, or resulting from (i) the inaccuracy as of the date hereof or as of the Closing Date of any representation or warranty of the Buyer or Guarantor which is contained in or made pursuant to this Agreement, (ii) the breach of, or failure to perform by, the Buyer or Guarantor of any of its respective agreements, covenants or obligations contained in this Agreement, including but not limited to, the failure by Buyer or Guarantor to perform and satisfy all Assumed Liabilities, (iii) guaranties by Seller and Shareholders of Assumed Liabilities, or (iv) any liability or obligation of, or claim against, Seller or Shareholders in connection with any claim, demand or cause of action made by any person or entity and arising out of any event directly or indirectly related to (a) the conduct by Buyer or Guarantor of their business, (b) Adverse Consequences, or (c) the use or misuse of the Restaurant Assets subsequent to the Closing, including but not limited in kind or type to any claim filed by any employee under applicable worker's compensation laws as a result of any injury or illness covered by such laws that occurs subsequent to the Closing, or any product liability claim or negligence claim arising after the Closing.

         6.3 PROCEDURES FOR MATTERS INVOLVING THIRD PARTIES.

                  (a) Notice. The Party (the "Indemnified Party") that may be entitled to indemnity hereunder shall give prompt notice to the Party obligated to give indemnity hereunder (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding by any third party in respect of which indemnity may be sought hereunder. Any failure on the part of any Indemnified Party to give the notice described in this Section 6.3 shall relieve the Indemnifying Party of its obligations under this Article 6 only to the extent that such Indemnifying Party has been prejudiced by the lack of timely and adequate notice (except that the Indemnifying Party shall not be liable for any expenses incurred by the Indemnified Party during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly (and in any event within 10 days thereof) after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such claim, action, suit or proceeding.

                  (b) Legal Defense. The Indemnifying Party shall be responsible for the defense or settlement of any third-party claim, suit, action or proceeding in respect of which indemnity may be sought hereunder, provided that (i) the Indemnified Party shall at all times have the right, at their option, to participate fully therein, and (ii) if the Indemnified Party does not proceed diligently to defend the third-party claim, suit, action or proceeding within 10 days after receipt of notice of such third-party claim, suit, action or proceeding, the Indemnifying Party shall have the right, but not the obligation, to undertake the defense of any such third-party claim, suit, action or proceeding.

                  (c) Settlement. The Indemnifying Party shall not be required to indemnify the Indemnified Party with respect to any amounts paid in settlement of any third-party suit, action, proceeding or investigation entered into without the written consent of the Indemnifying Party; provided, however, that if the Indemnified Party is a Buyer Indemnified Party, such third-party claim, suit, action, proceeding or investigation may be settled without the consent of the Indemnifying Party on 10 days' prior written notice to the Indemnifying Party if such third-party suit, action, proceeding or investigation is then unreasonably interfering with the business or operations of the Company and the settlement is commercially reasonable under the circumstances; and provided further, that if the Indemnifying Party gives 10 days' prior written notice to the Indemnified Party of a settlement offer which the Indemnifying Party desires to accept and to pay all Adverse Consequences with respect thereto ("Settlement Notice") and the Indemnified Party fails or refuses to consent to such settlement within 10 days after delivery of the Settlement Notice to the Indemnified Party, and such settlement otherwise complies with the provisions of this Section 6.4 the Indemnifying Party shall not be liable for Adverse Consequences arising from such third-party claim, suit, action, proceeding or investigation in excess of the amount proposed in such settlement offer. Notwithstanding the foregoing, no Indemnifying Party will consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party, if such judgment or settlement imposes any obligation or liability upon the Indemnified Party other than the execution, delivery or approval thereof and customary releases of claims with respect to the subject matter thereof.

                  (d) Cooperation. The Parties shall cooperate in defending any such third-party claim, suit, action, proceeding or investigation, and the defending party shall have reasonable access to the books and records, and personnel in the possession or control of the Indemnified Party that are pertinent to the defense. The Indemnified Party may join the Indemnifying Party in any suit, action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such Indemnified Party pursuant to this Agreement.



         6.4 LIMITATION OF REPRESENTATIONS AND WARRANTIES:

                  6.4.1 CONDITION OF THE BUSINESS AND PROPERTY. The term "Condition of the Business and Property" means and includes all facts and circumstances about the Restaurant Assets and Restaurant Business, including without limitation:

                           (a) The quality, nature and adequacy of the physical
                  condition of the Restaurant Assets, including without limitation defects, latent and patent, the presence of hazardous substances, and the mechanical and operating condition of the Restaurant Assets;

                           (b) The merchantability, fitness, suitability and
                  adequacy and fitness of the Restaurant Assets for any particular use or purpose;

                           (c) The development potential, economic feasibility,
                  cash flow, earnings and profits and expenses, and future prospects, of or related to the Restaurant Assets and Restaurant Business being purchased hereunder; and

                           (d) Any and all other aspects relating to the
                  Restaurant Assets and Restaurant Business, including without limitation, the risks associated with this transaction, the competition with businesses competing with the Restaurant Assets and Restaurant Business, the number of customers and clients of Seller's Restaurant Business and all other matters relating to or concerning the Seller's Restaurant Business or the Restaurant Assets.

                  6.4.2 LIMITATION. Other than the express representations and warranties made in this Agreement, Seller, Shareholders, Buyer and Guarantor hereby agree that Seller and Shareholders make no representations or warranties whatsoever, express or implied, with respect to Seller's Restaurant Business, the Restaurant Assets or the Condition of same. Buyer and Guarantor further represents and warrants that Buyer has or will, prior to Closing, independently inspect or cause to be inspected on Buyer's behalf Seller's Restaurant Business, the Restaurant Assets and every aspect of the Condition of same. Buyer and Guarantor have not entered into this Agreement and will not close this transaction based upon any representation, warranty, agreement, statement or expression of opinion by Seller, by the Shareholders, or by any person or entity acting or allegedly acting for or on behalf of Seller as to Seller's Restaurant Business, the Restaurant Assets, or the Condition of same Buyer and Guarantor agree that Seller's Restaurant Business and the Restaurant Assets will be sold and conveyed to and accepted by Buyer at the Closing in its then present condition, AS IS, WHERE IS, WITH ALL FAULTS AND WITHOUT REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, other than the limited special warranty of title to be included in the Special Warranty Deeds and Bills of Sale. Buyer and Guarantor represent and warrant to Seller and Shareholders that Buyer and Guarantor have knowledge and expertise in financial and business matters and in the Restaurant Business that enable Buyer and Guarantor to evaluate the merits and risks of the transaction contemplated by this Agreement and that Buyer and Guarantor are not in a significantly disparate bargaining position. The provisions of this Section 6.4 shall survive the Closing or a termination of this Agreement and shall continue until terminated as provided in Section 7.17.

         6.5 THRESHOLD. The Seller and the Shareholders shall not have any Liability for Adverse Consequences under this Article 6 until the aggregate of all Buyer's and Guarantor's claims for Adverse Consequences hereunder exceeds $50,000.00 and, in such event, Seller and the Shareholder's shall be liable, retroactively, for the full amount of any and all such damages incurred by Buyer from such Adverse Consequences.

         6.6 LIMITATION ON LIABILITY. Any and all amounts due to Buyer and Guarantor as Indemnified Party under this Article 6 for breach of any warranty or representation made in this Agreement, by Seller or Shareholders, shall be limited to an aggregate amount of $250,000.00 (the "First Liability Threshold") during the first six months following the Closing Date (the "First Liability Period"). During the second six months following the Closing Date (the "Second Liability Period"), but only if the aggregate amounts paid by Seller and/or by Shareholders to Buyer under this Section during the First Liability Period ("the Actual Indemnity Payments") are less than the First Liability Threshold, then during the Second Liability Period any and all amounts due to Buyer or Guarantor as Indemnified Party under this Article 6 for breach of any warranty or representation made in this Agreement, by Seller or Shareholders under Sections
3.1.11 (Properties) or 3.1.15 (Taxes) of this Agreement shall be limited to the lesser of (i) the difference between the First Liability Threshold and the Actual Liability Payments or (ii) the sum of $125,000.00. Except for breach of the restrictive covenants in Section 5.2, Buyer and Guarantor shall have no right to offset any sum they believe due against the Buyer Notes or Guarantor's guaranty.

         6.7 MISCELLANEOUS. The provisions of this Agreement, particularly this
Article 6, represent the sole remedy available to any Party hereto for a misstatement or omission from any representation, or a breach of any warranty or covenant or agreement contained in this

Agreement, and each Party hereby unconditionally waives any other rights that they may have at law or in equity for a misstatement or omission from any representation, or a breach of any warranty or covenant or agreement contained in this Agreement.

         6.8 SURVIVAL. The provisions of this Article 6 shall survive Closing.

                                   ARTICLE 7
                                  MISCELLANEOUS

         7.1 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter of this Agreement.

         7.2 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         7.3 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder), and (iii) collaterally assign its rights under this Agreement to its source of financing.

         7.4 NOTICES. All notices, requests, demands, claims, and other communications pertaining to this Agreement ("Notices") must be in writing, must be sent to the addressee at the address set forth in this Section, or at such other address as the addressee has designated by a Notice given in the manner set forth in this Section, and must be sent by facsimile, electronic mail, courier, or prepaid, certified U.S. mail. Notices will be deemed given (a) when received, if sent by facsimile or electronic mail, and if received between the hours of 8:00 a.m. and 5:00 p.m., local time of the destination address, on a business day (with confirmation of completed transmission sufficing as prima facie evidence of receipt of a notice sent by facsimile or electronic mail), and
(b) when delivered and receipted for (or when attempted delivery is refused at the address where sent) if sent by courier or by certified U.S. mail. Notices sent by facsimile or electronic mail and received between 12:01 a.m. and 7:59 a.m., local time of the destination address, on a business day will be deemed given at 8:00 a.m. on that same business day. Notices sent by facsimile or electronic mail and received between the hours of 5:00 p.m. and 12:00 a.m., local time of the destination address, on any day will be deemed given at 8:00 a.m. on the next following business day after the day of receipt. The addresses for Notice are as follows:

         If to the Buyer or Guarantor:               CASA OLE EAST, INC. OR MEXICAN RESTAURANTS, INC.
                                                     1135 Edgebrook
                                                     Houston, Texas 77034
                                                     Telephone: 713-943-7574
                                                     Fax: 713-943-9554
                                                     Attention:  Andrew Dennard

         Copy to:                                    DiCecco, Fant & Burman
                                                     1900 West Loop South, Suite 1100
                                                     Houston, Texas 77027
                                                     Telephone:  713-961-3366
                                                     Fax:  713-961-3938
                                                     Attention:  Joseph W. DiCecco

         If to the Seller or the Shareholder:        Thomas L. Harken
                                                     4935 Bellechase
                                                     Beaumont, Texas 77706
                                                     Telephone:  409-899-5110
                                                     Fax:  409-899-1322


         Copy to:                                    Orgain, Bell & Tucker, LLP
                                                     470 Orleans St.
                                                     Beaumont, TX  77701
                                                     Telephone:  409-838-6412
                                                     Fax:  409-833-9715
                                                     Attention:  Benny Hughes



                                                     Schlanger, Mills, Mayer & Silver, L.L.P.
                                                     109 North Post Oak Lane, Suite 300
                                                     Houston, Texas 77024
                                                     Telephone:  713-785-1700
                                                     Fax:  713-785-2091
                                                     Attention:  Jack Lapin

         7.5 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         7.6 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other person or circumstances. If any provision of this

Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provisions there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable and that shall not be more restrictive than the one severed herefrom.

         7.7 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent, or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

         7.8 INDEPENDENT OBLIGATIONS. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         7.9 EXPENSES. Each of the Parties will bear its own costs and expenses (including legal, accountant and consultant fees and expenses and expenses of inspection) incurred in connection with this Agreement, the inspection of the Restaurant Assets, and the transactions contemplated by this Agreement, whether the transaction is consummated or the Agreement is terminated for any reason; provided, however, that whether the transaction is consummated or not, all costs related to or in the nature of the Owner's Policy of Title Insurance to be delivered to Buyer under Section 2.3(n) (including the cost of any surveys required by the Title Company ), along with all costs incident to the deliveries contemplated by Section 4.8, shall be borne 50% by the Seller, on the one hand, and 50% by the Buyer, on the other hand.

         7.10 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.11 TIME. Time is of the essence. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

         7.12 LEGAL REPRESENTATION. All of the Parties' acknowledge that they have been advised that they should seek and have had the opportunity to seek counsel to review this Agreement and to obtain the advice of such counsel relating thereto.

         7.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         7.14 FACSIMILE SIGNATURES. The transmission of an executed copy of this Agreement, or any document referenced in this Agreement, or the signature page(s) hereof or thereof, by facsimile or telecopy shall be treated in all manner and respects as the delivery of an original counterpart of this Agreement or such document bearing the original signature(s) of the Party (ies) utilizing any such transmission device. At the request of any Party, any document or signature page that is subject to this Section, including without limitation to this Agreement, shall be re-executed and delivered in original form by the effected Party(ies).

         7.15 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas, and specifically including but not limited to the Texas Covenants Not to Compete Act (TX Bus & Com Section 15.50 et seq) without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. Venue for any cause of action arising under this Agreement shall lie in Harris County, Texas.

         7.16 DISPUTE RESOLUTION.

                  (a) Any and all disputes among the Parties to this Agreement (defined for the purpose of this provision to include their principals, partners, agents and/or affiliates) arising out of or in connection with the negotiation, execution, interpretation, performance or nonperformance of this Agreement, the transactions contemplated herein and any other instrument, agreement or certificate delivered in connection herewith, shall be solely and finally settled by arbitration, which shall be conducted in Houston, Harris County, Texas, by a single arbitrator selected by the Parties. The arbitrator shall be a lawyer familiar with business transactions of the type contemplated in this Agreement who shall not have been previously employed by or affiliated with any of the Parties hereto or their respective legal counsel. If the Parties fail to agree on the arbitrator within thirty
         (30) days of the date one of them invokes this arbitration provision, either Party may apply to the American Arbitration Association to make the appointment.

                  (b) The Parties hereby renounce all recourse to litigation as to arbitrated matters and agree that the award of the arbitrator shall be final and subject to no judicial review. The arbitrator shall conduct the proceedings pursuant to the Commercial Arbitration Rules of the American Arbitration Association, as now or hereafter amended (the "Rules").

                  (c) The arbitrator shall decide the issues submitted (i) in accordance with the provisions and commercial purposes of this Agreement, and (ii) with all substantive questions of law determined under the laws of the State of Texas (without regard to its principles of conflicts of laws). The arbitrator shall promptly hear and determine (after giving the Parties due notice and a reasonable opportunity to be heard) the issues submitted and shall render a decision in writing within sixty (60) days after the appointment of the arbitrator.

                  (d) The Parties agree to facilitate the arbitration by (i) conducting arbitration hearings to the greatest extent possible on successive days, and (ii) observing strictly the time periods established by the Rules or by the arbitrator for submission of evidence or briefs.

                  (e) Judgment on the award of the arbitrator may be entered in any court having jurisdiction over the Party against which enforcement of the award is being sought and the Parties hereby irrevocably consent to the jurisdiction of any such court for the purpose of enforcing any such award. The arbitrator shall divide all costs (other than fees and expenses of counsel) incurred in conducting the arbitration in the final award in accordance with what the arbitrator deems just and equitable under the circumstances.

                  (f) The Parties hereto agree that the provisions of this
         Section 7.16 shall not be construed to prohibit any Party from obtaining, in the proper case, specific performance or injunctive relief with respect to the enforcement of any covenant or agreement of another Party to this Agreement.

         7.17 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Except as otherwise specifically provided herein, all of the representations and warranties of the Parties contained in this Agreement shall survive the Closing and continue in full force and effect for a period of one (1) year thereafter unless the Actual Indemnity Payments made by Seller and/or Shareholders to Buyer during the First Liability Period pursuant to Article 6 equal the First Liability Threshold, then the representations and warranties of Seller and Shareholders under Article 3 and its obligations for breach of same under
Article 6 shall terminate on the first day of the Second Liability Period. The representations and warranties regarding Seller's title to the Restaurant Assets, subject to Permitted Encumbrances, shall survive the Closing and continue in full force and effect forever thereafter.

         7.18 SOLICITATION OF EMPLOYEES. Seller and Shareholders, severally and not jointly, agree that during the Non-Compete Period, Seller and/or Shareholders will not, directly or indirectly, contact or solicit any person, excluding employees named on Schedule 7.18, who at any time within the one year period preceding the Covenant Trigger, has been an employee of the Seller and/or Shareholders (the "Employee") to become an employee of the Seller and/or Shareholders, in any Competing Business, or otherwise become engaged in any capacity on behalf of the Seller and/or Shareholders in any Competing Business.